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                                                                   Exhibit 10.11

                                                               Execution Version

================================================================================

                         $165,000,000.00 CREDIT FACILITY

                                CREDIT AGREEMENT

                            DATED AS OF JULY 21, 2006

                                  BY AND AMONG

                     CSAV, INC., A MASSACHUSETTS CORPORATION

                                AS THE BORROWER,

                     THE OTHER PERSONS PARTY HERETO THAT ARE
                          DESIGNATED AS CREDIT PARTIES

                      GENERAL ELECTRIC CAPITAL CORPORATION
  FOR ITSELF, AS A LENDER, AS AN L/C ISSUER, AS DOCUMENTATION AGENT AND AS THE
                             AGENT FOR ALL LENDERS,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
  FOR ITSELF, AS A LENDER, AS SWINGLINE LENDER, AS SYNDICATION AGENT, AS A LEAD
          ARRANGER, AS A BOOKRUNNER, AS CO-AGENT AND AS AN L/C ISSUER,

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                   AS LENDERS,

                                       AND

                            GE CAPITAL MARKETS, INC.
                     AS A LEAD ARRANGER AND AS A BOOKRUNNER

================================================================================

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                                TABLE OF CONTENTS

ARTICLE I - THE CREDITS ..........................................................     1
   1.1.    Amounts and Terms of Commitments ......................................     1
   1.2.    Notes .................................................................     9
   1.3.    Interest ..............................................................     9
   1.4.    Loan Accounts .........................................................    10
   1.5.    Procedure for Revolving Credit Borrowing ..............................    12
   1.6.    Conversion and Continuation Elections .................................    13
   1.7.    Optional Prepayments ..................................................    13
   1.8.    Mandatory Prepayments of Loans and Commitment Reductions ..............    14
   1.9.    Fees ..................................................................    16
   1.10.   Payments by the Borrower ..............................................    17
   1.11.   Payments by the Lenders to the Agent; Settlement ......................    18
   1.12.   Incremental Loan Facility .............................................    20

ARTICLE II - CONDITIONS PRECEDENT ................................................    22
   2.1.    Conditions of Initial Loans ...........................................    22
   2.2.    Conditions to All Borrowings ..........................................    22

ARTICLE III - REPRESENTATIONS AND WARRANTIES .....................................    23
   3.1.    Corporate Existence and Power .........................................    23
   3.2.    Corporate Authorization; No Contravention .............................    24
   3.3.    Governmental Authorization ............................................    25
   3.4.    Binding Effect ........................................................    25
   3.5.    Litigation ............................................................    25
   3.6.    No Default ............................................................    26
   3.7.    ERISA Compliance ......................................................    26
   3.8.    Use of Proceeds; Margin Regulations ...................................    26
   3.9.    Title to Properties ...................................................    26
   3.10.   Taxes .................................................................    26
   3.11.   Financial Condition ...................................................    27
   3.12.   Environmental Matters .................................................    28
   3.13.   Regulated Entities ....................................................    28
   3.14.   Solvency ..............................................................    28
   3.15.   Labor Relations .......................................................    29
   3.16.   Intellectual Property .................................................    29
   3.17.   Subsidiaries ..........................................................    29
   3.18.   Brokers' Fees; Transaction Fees .......................................    29
   3.19.   Insurance .............................................................    29
   3.20.   Full Disclosure .......................................................    30
   3.21.   Foreign Assets Control Regulations and Anti-Money Laundering ..........    30
   3.22.   Certain Other Representations and Warranties ..........................    30

ARTICLE IV - AFFIRMATIVE COVENANTS ...............................................    31
   4.1.    Financial Statements ..................................................    31


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
   4.2.    Certificates; Other Information .......................................    31
   4.3.    Notices ...............................................................    32
   4.4.    Preservation of Corporate Existence, Etc ..............................    34
   4.5.    Maintenance of Property ...............................................    35
   4.6.    Insurance .............................................................    35
   4.7.    Payment of Obligations ................................................    36
   4.8.    Compliance with Laws ..................................................    36
   4.9.    Inspection of Property and Books and Records ..........................    37
   4.10.   Use of Proceeds .......................................................    37
   4.11.   Cash Management Systems ...............................................    37
   4.12.   Landlord Agreements ...................................................    38
   4.13.   Further Assurances ....................................................    38
   4.14.   Interest Rate Protection ..............................................    39

ARTICLE V - NEGATIVE COVENANTS ...................................................    39
   5.1.    Limitation on Liens ...................................................    39
   5.2.    Disposition of Assets .................................................    41
   5.3.    Consolidations and Mergers ............................................    42
   5.4.    Loans and Investments .................................................    42
   5.5.    Limitation on Indebtedness ............................................    43
   5.6.    Transactions with Affiliates ..........................................    44
   5.7.    Management Fees and Compensation ......................................    44
   5.8.    Use of Proceeds .......................................................    45
   5.9.    Contingent Obligations ................................................    45
   5.10.   Compliance with ERISA .................................................    46
   5.11.   Restricted Payments ...................................................    46
   5.12.   Change in Business ....................................................    47
   5.13.   Change in Structure ...................................................    48
   5.14.   Accounting Changes ....................................................    48
   5.15.   Amendments to Related Agreements and Subordinated Indebtedness ........    48
   5.16.   No Negative Pledges ...................................................    48
   5.17.   OFAC ..................................................................    49
   5.18.   Press Release and Related Matters .....................................    49
   5.19.   Sale-Leasebacks .......................................................    49
   5.20.   Hazardous Materials ...................................................    49
   5.21.   Prepayment of Second Lien Indebtedness ................................    49

ARTICLE VI - FINANCIAL COVENANTS .................................................    50
   6.1.    Capital Expenditures ..................................................    50
   6.2.    Leverage Ratio ........................................................    50
   6.3.    Fixed Charge Coverage Ratio ...........................................    51

ARTICLE VII - EVENTS OF DEFAULT ..................................................    51
   7.1.    Event of Default ......................................................    51
   7.2.    Remedies ..............................................................    54
   7.3.    Rights Not Exclusive ..................................................    55
   7.4.    Cash Collateral for Letters of Credit .................................    55


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
ARTICLE VIII - THE AGENT .........................................................    55
   8.1.    Appointment and Duties ................................................    55
   8.2.    Binding Effect ........................................................    57
   8.3.    Use of Discretion .....................................................    57
   8.4.    Delegation of Rights and Duties .......................................    57
   8.5.    Reliance and Liability ................................................    57
   8.6.    Agent Individually ....................................................    59
   8.7.    Lender Credit Decision ................................................    59
   8.8.    Expenses; Indemnities .................................................    59
   8.9.    Resignation of Agent or L/C Issuer ....................................    60
   8.10.   Release of Collateral or Guarantors ...................................    61
   8.11.   Co-Agent, Documentation Agent and Syndication Agent ...................    61

ARTICLE IX - MISCELLANEOUS .......................................................    62
   9.1.    Amendments and Waivers ................................................    62
   9.2.    Notices ...............................................................    63
   9.3.    Electronic Transmissions ..............................................    64
   9.4.    No Waiver; Cumulative Remedies ........................................    65
   9.5.    Costs and Expenses ....................................................    65
   9.6.    Indemnity .............................................................    66
   9.7.    Marshaling; Payments Set Aside ........................................    67
   9.8.    Successors and Assigns ................................................    67
   9.9.    Assignments and Participations; Binding Effect ........................    67
   9.10.   Confidentiality .......................................................    70
   9.11.   Set-off; Sharing of Payments ..........................................    71
   9.12.   Counterparts ..........................................................    72
   9.13.   Severability; Facsimile Signature .....................................    72
   9.14.   Captions ..............................................................    72
   9.15.   Independence of Provisions ............................................    72
   9.16.   Interpretation ........................................................    72
   9.17.   No Third Parties Benefited ............................................    72
   9.18.   Governing Law and Jurisdiction ........................................    73
   9.19.   Waiver of Jury Trial ..................................................    73
   9.20.   Entire Agreement; Release; Survival ...................................    73
   9.21.   Patriot Act ...........................................................    74
   9.22.   Replacement of Lender .................................................    74
   9.23.   Joint and Several .....................................................    75
   9.24.   Lender-Creditor Relationship ..........................................    75

ARTICLE X - TAXES, YIELD PROTECTION AND ILLEGALITY ...............................    75
   10 1.   Taxes .................................................................    75
   10.2.   Illegality ............................................................    78
   10.3.   Increased Costs and Reduction of Return ...............................    78
   10.4.   Funding Losses ........................................................    79
   10.5.   Inability to Determine Rates ..........................................    80
   10.6.   Reserves on LIBOR Rate Loans ..........................................    80
   10.7.   Certificates of Lenders ...............................................    81


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
   10.8.   Survival ..............................................................    81

ARTICLE XI - DEFINITIONS .........................................................    81
   11.1.   Defined Terms .........................................................    81
   11.2.   Other Interpretive Provisions .........................................   104
   11.3.   Accounting Terms and Principles .......................................   105
   11.4.   Payments ..............................................................   106


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                                    SCHEDULES

Schedule 1.1(a)    Term Loan Commitments
Schedule 1.1(b)    Revolving Loan Commitments
Schedule 3.2       Capitalization
Schedule 3.5       Litigation
Schedule 3.7       ERISA
Schedule 3.12      Environmental
Schedule 3.15      Labor Relations
Schedule 3.18      Brokers' and Transaction Fees
Schedule 5.1       Liens
Schedule 5.4       Investments
Schedule 5.5       Indebtedness
Schedule 5.9       Contingent Obligations
Schedule 11.1      Prior Indebtedness

                                    EXHIBITS

Exhibit 1.1(c)     Form of L/C Request
Exhibit 1.1(e)     Form of Swing Loan Request
Exhibit 1.6        Form of Notice of Conversion/Continuation
Exhibit 2.1        Closing Checklist
Exhibit 1.8(e)     Excess Cash Flow Certificate
Exhibit 4.2(b)     Compliance Certificate
Exhibit 11.1(a)    Form of Assignment
Exhibit 11.1(c)    Notice of Borrowing
Exhibit 11.1(d)    Revolving Note
Exhibit 11.1(e)    Term Note


                                       V

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                                CREDIT AGREEMENT

     This CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, modified and/or restated from time to time, this "Agreement") is entered into as of July 21, 2006, by and among CSAV, Inc., a Massachusetts corporation (the "Borrower"), the other Persons party hereto that are designated as a "Credit Party", Wells Fargo Bank, National Association (in its individual capacity, "Wells Fargo"), as Syndication Agent, Co-Agent, Swingline Lender and for itself as a Lender, General Electric Capital Corporation, a Delaware corporation (in its individual capacity, "GE Capital"), as Documentation Agent, as Agent for the several financial institutions from time to time party to this Agreement (collectively, the "Lenders" and individually each a "Lender") and for itself as a Lender, and such Lenders.

                                   WITNESSETH:

     WHEREAS, the Borrower has requested, and the Lenders have agreed to make available to the Borrower, a revolving credit facility (including a letter of credit subfacility) and a term loan upon and subject to the terms and conditions set forth in this Agreement to (a) refinance Prior Indebtedness, (b) finance the Closing Date Dividend, (c) pay the Closing Date Management Bonuses, (d) provide for working capital, capital expenditures and other general corporate purposes of the Borrower and (e) fund certain fees and expenses associated with the funding of the Loans;

     WHEREAS, the Borrower desires to secure all of its Obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon substantially all of its personal and real property;

     WHEREAS, CSAV Holding Corp., a Delaware corporation that owns all of the Stock and Stock Equivalents of Borrower ("Holdings"), is willing to guaranty all of the Obligations and to pledge to Agent, for the benefit of Agent and Lenders, all of the Stock and Stock Equivalents of Borrower and substantially all of its other personal and real properly to secure the Obligations;

     WHEREAS, subject to the terms hereof, each of Borrower's Subsidiaries is willing to guarantee all of the Obligations of Borrower and to grant to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon substantially all of its personal and real property;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                             ARTICLE I - THE CREDITS

          1.1. Amounts and Terms of Commitments.

     (a) The Term Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained


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herein, each Lender with a Term Loan Commitment severally and not jointly agrees to lend to the Borrower on the Closing Date, the amount set forth opposite such Lender's name in Schedule 1.1 (a) under the heading "Term Loan Commitment" (such amount being referred to herein as such Lender's "Term Loan Commitment").
Amounts borrowed under this subsection 1.1 (a) are referred to as the "Term Loan." Amounts borrowed as a Term Loan which are repaid or prepaid may not be reborrowed.

     (b)  The Revolving Credit.

          (i) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Revolving Lender severally and not jointly agrees to make Loans to the Borrower (each such Loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name in
     Schedule 1.1 (b) under the heading "Revolving Loan Commitment" (such amount as the same may be reduced or increased from time to time as a result of one or more assignments pursuant to Section 9.9 or otherwise pursuant to this Agreement, being referred to herein as such Lender's "Revolving Loan Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Maximum Revolving Loan Balance. Subject to the other terms and conditions hereof, amounts borrowed under this subsection 1.1 (b) may be repaid and reborrowed from time to time. The "Maximum Revolving Loan Balance" from time to time will equal the Aggregate Revolving Loan Commitment then in effect less, the sum of (x) the aggregate amount of Letter of Credit Obligations plus (y) outstanding Swing Loans.

          (ii) If at any time the then outstanding principal balance of Revolving Loans exceeds the Maximum Revolving Loan Balance, then the Borrower shall immediately prepay outstanding Revolving Loans in an amount sufficient to eliminate such excess.

     (c) Letters of Credit. (i) Commitment and Conditions. On the terms and subject to the conditions contained herein, each L/C Issuer agrees to Issue, at the request of the Borrower, in accordance with such L/C Issuer's usual and customary business practices, and for the account of the Borrower (or, as long as the Borrower remains responsible for the payment in full of all amounts drawn thereunder and related fees, costs and expenses, for the account of Holdings or any Subsidiary of Borrower), Letters of Credit (denominated in Dollars) from time to time on any Business Day during the period from the Closing Date through the earlier of the Revolving Termination Date and seven (7) days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that such L/C Issuer shall not be under any obligation to Issue any Letter of Credit upon the occurrence of any of the following, after giving effect to such Issuance:


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          (A) (i) the aggregate outstanding principal balance of Revolving Loans would exceed the Maximum Revolving Loan Balance or (ii) the Letter of Credit Obligations for all Letters of Credit would exceed $5,000,000 (the "L/C Sublimit");

          (B) the expiration date of such Letter of Credit (i) is not a Business Day, (ii) is more than one year after the date of issuance thereof or (iii) is later than seven (7) days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that any Letter of Credit with a term not exceeding one year may provide for its renewal for additional periods not exceeding one year as long as (x) each of the Borrower and such L/C Issuer have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such L/C Issuer nor the Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (iii) above; or

          (C) (i) any fee due in connection with, and on or prior to, such Issuance has not been paid, (ii) such Letter of Credit is requested to be issued in a form that is not customary and not acceptable to such L/C Issuer or (iii) such L/C Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the Borrower (and, if such Letter of Credit is issued for the account of Holdings or any Subsidiary of Borrower, such Person), the documents that such L/C Issuer generally uses in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the "L/C Reimbursement Agreement").

For each such Issuance, the applicable L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letter of Credit shall be Issued during the period starting on the first Business Day after the receipt by such L/C Issuer of notice from the Agent or the Required Revolving Lenders that any condition precedent contained in Section 2.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived. A Swap Related L/C is not a Letter of Credit.

          (ii) Notice of Issuance. The Borrower shall give the relevant L/C Issuer and the Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such L/C Issuer and the Agent not later than noon (New York time) on the third Business Day prior to the date of such requested Issuance. Such notice may be made in a writing substantially the form of Exhibit 1.1 (c) duly completed or in a writing in any other form acceptable to such L/C Issuer (an "L/C Request") or by telephone if confirmed promptly, but in any event within one Business Day and prior to such Issuance, with such an L/C Request.

          (iii) Reporting Obligations of L/C Issuers. Each L/C Issuer agrees to provide the Agent (which, after receipt, the Agent shall provide to each Revolving


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     Lender), in form and substance satisfactory to the Agent, each of the following on the following dates: (A) (i) on or prior to any Issuance of any Letter of Credit by such L/C Issuer, (ii) immediately after any drawing under any such Letter of Credit or (iii) immediately after any payment (or failure to pay when due) by the Borrower of any related L/C Reimbursement Obligation, notice thereof, which shall contain a reasonably detailed description of such Issuance, drawing or payment; (B) upon the request of the Agent (or any Revolving Lender through the Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by the Agent; and (C) on the first Business Day of each calendar week, a schedule of the Letters of Credit Issued by such L/C Issuer, in form and substance reasonably satisfactory to the Agent, setting forth the Letter of Credit Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week.

          (iv) Acquisition of Participations. Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the Letter of Credit Obligations, each Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related Letter of Credit Obligations in an amount equal to its Commitment Percentage of such Letter of Credit Obligations.

          (v) Reimbursement Obligations of the Borrower. The Borrower agrees to pay to the L/C Issuer of any Letter of Credit each L/C Reimbursement Obligation owing with respect to such Letter of Credit no later than the first Business Day after the Borrower receives notice from such L/C Issuer that payment has been made under such Letter of Credit or that such L/C Reimbursement Obligation is otherwise due (the "L/C Reimbursement Date") with interest thereon computed as set forth in clause (A) below. In the event that any L/C Issuer incurs any L/C Reimbursement Obligation not repaid by the Borrower as provided in this clause (v) (or any such payment by the Borrower is rescinded or set aside for any reason), such L/C Issuer shall promptly notify the Agent of such failure (and, upon receipt of such notice, the Agent shall forward a copy to each Revolving Lender) and, irrespective of whether such notice is given, such L/C Reimbursement Obligation shall be payable on demand by the Borrower with interest thereon computed (A) from the date on which such L/C Reimbursement Obligation arose to the L/C Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans and (B) thereafter until payment in full, at the interest rate applicable during such period to past due Revolving Loans that are Base Rate Loans.

          (vi) Reimbursement Obligations of the Revolving Credit Lenders. Upon receipt of the notice described in clause (v) above from the Agent, each Revolving Lender shall pay to the Agent for the account of such L/C Issuer its Commitment Percentage of such L/C Reimbursement Obligation. By making such payment (other than during the continuation of an Event of Default under subsection 7.1(f) or 7.1(g)), such Lender shall be deemed to have made a


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     Revolving Loan to the Borrower, which, upon receipt thereof by such L/C
     Issuer, the Borrower shall be deemed to have used in whole to repay such L/C Reimbursement Obligation. Any such payment that is not deemed a Revolving Loan shall be deemed a funding by such Lender of its participation in the applicable Letter of Credit and the related L/C Obligations. Such participation shall not otherwise be required to be funded. Upon receipt by any L/C Issuer of any payment from any Lender pursuant to this clause (vi) with respect to any portion of any L/C Reimbursement Obligation, such L/C Issuer shall promptly pay over to such Lender all payments received by such L/C Issuer after such payment by such Lender with respect to such portion.

          (vii) Obligations Absolute. The obligations of the Borrower and the Revolving Lenders pursuant to clauses (iv), (v) and (vi) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (A) (i) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instalment), or any modification to any provision of any of the foregoing,
     (ii) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (iii) any loss or delay, including in the transmission of any document, (B) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Credit Party) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (C) in the case of the obligations of any Revolving Lender, (i) the failure of any condition precedent set forth in Section 2.2 to be satisfied (each of which conditions precedent the Revolving Lenders hereby irrevocably waive) or
     (ii) any adverse change in the condition (financial or otherwise) of any Credit Party and (D) any other act or omission to act or delay of any kind of Agent, any Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this subsection 1.1(c)(vii), constitute a legal or equitable discharge of any obligation of the Borrower or any Revolving Lender hereunder.

     (d)  Swap Related Reimbursement Obligations.

          (i) Borrower agrees to reimburse GE Capital in immediately available funds in the amount of any payment made by GE Capital under a Swap Related L/C (such reimbursement obligation, whether contingent upon payment by GE Capital under the Swap Related L/C or otherwise, being herein called a "Swap Related Reimbursement Obligation"). No Swap Related Reimbursement Obligation for any Swap Related L/C may exceed the amount of the payment obligations owed by Borrower under the interest rate protection or hedging agreement or transaction supported by the Swap Related L/C.


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          (ii) A Swap Related Reimbursement Obligation shall be due and payable by Borrower within one (1) Business Day after the date on which the related payment is made by GE Capital under the Swap Related L/C.

          (iii) Any Swap Related Reimbursement Obligation shall, during the period in which it is unpaid, bear interest at the rate per annum equal to LIBOR plus one percent (1%), as if the unpaid amount of the Swap Related Reimbursement Obligation were a LIBOR Rate Loan, and not at any otherwise applicable default rate set forth in subsection 1.3(c). Such interest shall be payable upon demand. The following additional provisions apply to the calculation and charging of interest on Swap Related Reimbursement Obligations by reference to LIBOR:

               (A) LIBOR shall be determined for each successive one (1) month Interest Period during which the Swap Related Reimbursement Obligation is unpaid, notwithstanding the occurrence of any Event of Default and even if the Interest Period were to extend beyond the Revolving Termination Date or last scheduled payment date for the Term Loan.

               (B) If a Swap Related Reimbursement Obligation is paid during a monthly period for which LIBOR is determined, interest shall be pro-rated and charged for the portion of the monthly period during which the Swap Related Reimbursement Obligation was unpaid. Section 10.4 shall not apply to any payment of a Swap Related Reimbursement Obligation during the monthly period.

               (C) Notwithstanding the definition of "LIBOR", if LIBOR is no longer available from Telerate News Service, LIBOR shall be determined by GE Capital from such financial reporting service or other information available to GE Capital as in GE Capital's reasonable discretion indicates GE Capital's cost of funds.

          (iv) Except as provided in the foregoing provisions of this subsection 1.1(d) and Section 9.5, Borrower shall not be obligated to pay to GE Capital or any of its Affiliates any Letter of Credit Fee, or any other fees, charges or expenses, in respect of a Swap Related L/C or arranging for any interest rate protection or hedging agreement or transaction supported by the Swap Related L/C. GE Capital and its Affiliates shall look to the beneficiary of a Swap Related L/C for payment of any such letter of credit fees or other fees, charges or expenses and such beneficiary may factor such fees, charges, or expenses into the pricing of any interest rate protection or hedging arrangement or transaction supported by the Swap Related L/C.

          (v) If any Swap Related L/C is revocable prior to its scheduled expiry date, GE Capital agrees not to revoke the Swap Related L/C unless the Revolving Termination Date or an Event of Default has occurred.

          (vi) GE Capital or any of its Affiliates shall be permitted to (i) provide confidential or other information furnished to it by any of the Credit Parties

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     (including, without limitation, copies of any documents and information referred to in Sections 4.1 and 4.2) to a beneficiary or potential beneficiary of a Swap Related L/C and (ii) receive confidential or other information from the beneficiary or potential beneficiary relating to any agreement or transaction supported or to be supported by the Swap Related L/C. However, no confidential information shall be provided to any Person under this paragraph unless the Person has agreed to comply with the covenant substantially as contained in Section 9.10 of this Agreement.

     (e) Swing Loans.

          (i) Availability. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, the Swingline Lender may, in its sole discretion, make Loans (each a "Swing Loan") available to the Borrower under the Revolving Loan Commitments from time to time on any Business Day during the period from the Closing Date until the Revolving Termination Date in an aggregate principal amount at any time outstanding not to exceed the Available Swingline Commitment; provided, however, that the Swingline Lender may not make any Swing Loan during the period commencing on the first Business Day after it receives notice from the Agent or the Required Revolving Lenders that one or more of the conditions precedent contained in
     Section 2.2 are not satisfied and ending when such conditions are satisfied or duly waived. In connection with the making of any Swing Loan, the Swingline Lender may but shall not be required to determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived. Each Swing Loan shall be a Base Rate Loan and must be repaid in full on the earlier of (x) the funding date of any Borrowing of Revolving Loans (other than Swing Loans made pursuant to the alternate borrowing procedures referred to in subsection 1.1(e)(v)) and (y) the Revolving Termination Date. Within the limits set forth in the first sentence of this clause (i), amounts of Swing Loans repaid may be reborrowed under this clause (i).

          (ii) Borrowing Procedures. In order to request a Swing Loan, the Borrower shall give to the Agent a notice to be received not later than 1:00 p.m. (New York time) on the day of the proposed Borrowing, which may be made in a writing substantially in the form of Exhibit 1.1(e) duly completed (a "Swingline Request") or by telephone if confirmed promptly but, in any event, prior to such Borrowing, with such a Swingline Request. The Agent shall promptly notify the Swingline Lender of the details of the requested Swing Loan. Upon receipt of such notice and subject to the terms of this Agreement, the Swingline Lender may make a Swing Loan available to the Borrower by making the proceeds thereof available to the Agent and, in turn, the Agent shall make such proceeds available to the Borrower on the date set forth in the relevant Swingline Request or Notice of Borrowing.

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          (iii) Refinancing Swing Loans. The Swingline Lender, or, subject to subsection 1.5(a), Borrower, may at any time forward a demand to the Agent (which the Agent shall, upon receipt, forward to each Revolving Lender) that each Revolving Lender pay to the Agent, for the account of the Swingline Lender, such Revolving Lender's Commitment Percentage of all or a portion of the outstanding Swing Loans (including Swing Loans made under the borrowing procedures referred to in subsection 1.3(e)(ii) and those in subsection 1.3(e)(v)). Each Revolving Lender shall pay such Commitment Percentage to the Agent for the account of the Swingline Lender if the notice or demand therefor was received by such Lender prior to 12:00 p.m. (New York time) on any Business Day, on such Business Day and (B) otherwise, on the Business Day following such receipt. Payments received by the Agent after 12:00 p.m. (New York time) shall be deemed to be received on the next Business Day. Upon receipt by the Agent of such payment (other than during the continuation of any Event of Default under subsection 7.1(f) or 7.1(g)), such Revolving Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt of such payment by the Swingline Lender from the Agent, the Borrower shall be deemed to have used in whole to repay such Swing Loan. In addition, regardless of whether any such demand is made, upon the occurrence of any Event of Default under subsection 7.1(f) or 7.1(g), each Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Swing Loan in an amount equal to such Lender's Commitment Percentage of such Swing Loan. If any payment made by any Revolving Lender as a result of any such demand is not deemed a Revolving Loan, such payment shall be deemed a funding by such Lender of such participation. Such participation shall not be otherwise required to be funded. Upon receipt by the Swingline Lender of any payment from any Revolving Lender pursuant to this clause (iii) with respect to any portion of any Swing Loan, the Swingline Lender shall promptly pay over to such Revolving Lender all payments of principal (to the extent received after such payment by such Lender) and interest (to the extent accrued with respect to periods after such payment) received by the Swingline Lender with respect to such portion.

          (iv) Obligation to Fund Absolute. Each Revolving Lender's obligations pursuant to clause (iii) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (A) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against the Swingline Lender, the Agent, any other Lender or L/C Issuer or any other Person, (B) the failure of any condition precedent set forth in
     Section 2.2 to be satisfied or the failure of the Borrower to deliver a Notice of Borrowing (each of which requirements the Revolving Lenders hereby irrevocably waive) and (C) any adverse change in the condition (financial or otherwise) of any Credit Party.

          (v) Alternative Swing Loan Borrowing Procedures. In addition to the Swing Loan borrowing procedures set forth in subsection 1.3(e)(ii), Borrower,

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     Swingline Lender and Agent may, by written agreement, establish and utilize alternate Swing Loan borrowing procedures, pursuant to which Swing Loans may be deemed to be requested and be made and repaid by means of debits and credits to a "zero balance" or "minimum balance" cash management deposit account maintained by Borrower with the Swingline Lender.

     1.2. Notes.

     (a) The Term Loan made by each Lender with a Term Loan Commitment shall be evidenced by this Agreement and, if requested by such Lender, a Term Note payable to the order of such Lender in an amount equal to such Lender's Term Loan Commitment.

     (b) The Revolving Loans made by each Revolving Lender shall be evidenced by this Agreement and, if requested by such Lender, a Revolving Note payable to the order of such Lender in an amount equal to such Lender's Revolving Loan Commitment.

     (c) Swing Loans made by the Swingline Lender shall be evidenced by this Agreement and, if requested by such Lender, a Swingline Note in an amount equal to the Swingline Commitment.

     1.3. Interest.

     (a) Subject to subsections 1.3(c) and 1.3(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the LIBOR or the Base Rate, as the case may be, plus the Applicable Margin; provided Swing Loans may not be LIBOR Rate Loans. The Applicable Margin for Loans shall be subject to adjustment as set forth in the definition of Applicable Margin. The Agent will with reasonable promptness notify the Borrower and the Lenders of the effective date and the amount of each such change, provided that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against the Agent. Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of demonstrable error. Computations of interest determined by reference to the Base Rate shall be made on the basis of 365 or 366 days, as the case may be, and actual days elapsed. All computations of fees and interest determined by reference to the LIBOR Rate payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

     (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any payment or prepayment of Loans in full.

     (c) At the election of the Agent (at the direction of the Required Lenders) or the Required Lenders while any Specified Event of Default exists (or automatically while any Specified Event of Default under subsection 7.1(f) or 7.1(g) exists), the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent

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permitted by law) on the Loans from and after the date of occurrence of such
Specified Event of Default, at a rate per annum which is determined by adding two percent (2.0%) per annum to the Applicable Margin then in effect for such Loans (plus the LIBOR or Base Rate, as the case may be) and, in the case of Obligations under the Loan Documents not subject to an Applicable Margin (other than the fees described in subsection 1.9(c)), at a rate per annum equal to the rate per annum applicable to Revolving Loans which are Base Rate Loans (including the Applicable Margin with respect thereto) plus two percent (2.0%). All such interest shall be payable on demand of the Agent or the Required Lenders.

     (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law ("Maximum Lawful Rate"); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

     1.4. Loan Accounts.

     (a) The Agent, on behalf of the Lenders, shall record on its books and records the amount of each Loan made (other than Swing Loans), the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. The Agent shall deliver to the Borrower on a monthly basis a loan statement setting forth such record for the immediately preceding month. Such record shall, absent manifest error, be conclusive evidence of the amount of the Loans (other than Swing Loans) made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrower hereunder (and under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against the Agent.

     (b) The Swingline Lender shall record on its books and records the amount of each Swing Loan made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. The Swingline Lender shall deliver to the Borrower on a monthly basis a loan statement setting forth such record for the immediately preceding month. Such record shall, absent manifest error, be conclusive evidence of the amount of the Swing Loans made by the Swingline Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrower hereunder (and under any Note) to pay any amount owing with respect to the Swing Loans or provide the basis for any claim against the Swingline Lender.

     (c) The Agent, acting as agent of the Borrower solely for tax purposes and solely with respect to the actions described in this subsection 1.4(c), shall establish and maintain at its address referred to in Section 9.2 (or at such other address as the Agent may notify the Borrower) (A) a record of ownership (the "Register") in which the Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Agent, each Lender and each L/C Issuer in the Term Loan, Revolving Loans and Letter of Credit Obligations, each of their obligations under this Agreement to participate in each Loan, Letter of Credit and L/C Reimbursement Obligations, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders and the L/C Issuers (and each change thereto pursuant to Sections 9.9 and 9.22), (2) the Commitments of each Lender,
(3) the amount of each Loan and each funding of any participation described in clause (A) above, for LIBOR Rate Loans, the Interest Period applicable thereto,
(4) the amount of any principal or interest due and payable or paid, (5) the amount of the L/C Reimbursement Obligations due and payable or paid in respect of Letters of Credit and (6) any other payment received by the Agent from the Borrower and its application to the Obligations.

     (d) The Swingline Lender acting as agent of the Borrower solely for tax purposes and solely with respect to the actions described in this subsection 1.4(d), shall establish and maintain at its address set forth on its signature page hereto (or at such other address as Swingline Lender may notify the Borrower) (A) a record of ownership (the "Swing Register") in which the Swingline Lender agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Swingline Lender in the Swing Loans, and any assignment of any such interest and (B) accounts in the Swing Register in accordance with its usual practice in which it shall record (1) the name and address of the Swingline Lender (and each change thereto pursuant to Sections
9.9 and 9.22), (2) the Commitment of the Swingline Lender, (3) the amount of each Swing Loan, (4) the amount of any principal or interest due and payable or paid, and (5) any other payment received by the Swingline Lender from the Borrower.

     (e) Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and, in the case of Revolving Loans, the corresponding obligations to participate in Letter of Credit Obligations and Swing Loans) and the L/C Reimbursement Obligations are registered obligations, the right, title and interest of the Lenders and the L/C Issuers and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 1.4 and Section 9.9 shall be construed so that the Loans and L/C Reimbursement Obligations are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

     (f) The Credit Parties, the Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in the Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any Lender or any L/C Issuer shall be available for access by the Borrower, the Agent, such Lender or such L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. No Lender or L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender or L/C Issuer unless otherwise agreed by the Agent.

     1.5. Procedure for Revolving Credit Borrowing.

     (a) Each Borrowing of a Revolving Loan shall be made upon the Borrower's irrevocable (subject to Section 10.5 hereof) written notice delivered to the Agent in the form of a Notice of Borrowing, which notice must be received by the Agent prior to 1:00 p.m. (New York time) (i) on the requested Borrowing date in the case of (a) each Base Rate Loan equal to or less than $5,000,000 to the extent that after giving effect to such Borrowing, the sum of outstanding Revolving Loans plus the aggregate amount of Letter of Credit Obligations would not exceed the Aggregate Revolving Loan Commitment, minus the Swingline Commitment or (b) initial Loans to be made on the Closing Date, (ii) on the date which is one (1) Business Day prior to the requested Borrowing date in the case of (a) each Base Rate Loan in excess of $5,000,000 or (b) each other Base Rate Loan to the extent after giving effect to such Borrowing the sum of outstanding Revolving Loans plus the aggregate amount of Letter of Credit Obligations would exceed the Aggregate Revolving Loan Commitment, minus the Swingline Commitment and (iii) on the day which is three (3) Business Days prior to the requested Borrowing date in the case of each LIBOR Rate Loan. Such Notice of Borrowing shall specify:

          (i) the amount of the Borrowing (which shall be in an aggregate minimum principal amount of $100,000 and multiples of $50,000 in excess thereof);

          (ii) the requested Borrowing date, which shall be a Business Day;

          (iii) whether the Borrowing is to be comprised of LIBOR Rate Loans or Base Rate Loans; and

          (iv) if the Borrowing is to be LIBOR Rate Loans, the Interest Period applicable to such Loans.

     (b) Upon receipt of a Notice of Borrowing, the Agent will promptly notify each Revolving Lender of such Notice of Borrowing and of the amount of such Lender's Commitment Percentage of the Borrowing.

     (c) Unless the Agent is otherwise directed in writing by the Borrower, the proceeds of each requested Borrowing after the Closing Date will be made available to the Borrower by the Agent by wire transfer of such amount to the Borrower pursuant to the wire transfer instructions specified on the signature page hereto.

     1.6. Conversion and Continuation Elections.

     (a) Borrower shall have the option to (i) request that any Revolving Loan be made as a LIBOR Rate Loan, (ii) convert at any time all or any part of outstanding Loans (other than Swing Loans) from Base Rate Loans to LIBOR Rate Loans, (iii) convert any LIBOR Rate Loan to a Base Rate Loan, subject to Section
10.4 if such conversion is made prior to the expiration of the Interest Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Rate Loan upon the expiration of the applicable Interest Period. Any Loan or group of Loans having the same proposed Interest Period to be made or continued as, or converted into, a LIBOR Rate Loan must be in a minimum amount of $1,000,000 and integral multiples of $200,000 in excess of such amount. Any such election must be made by 1:00 p.m. (New York time) on the third Business Day prior to (1) the date of any proposed Revolving Loan which is to bear interest at LIBOR, (2) the end of each Interest Period with respect to any LIBOR Rate Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Base Rate Loan to a LIBOR Rate Loan for a Interest Period designated by Borrower in such election. If no election is received with respect to a LIBOR Rate Loan by 1:00 p.m. (New York time) on the third Business Day prior to the end of the Interest Period with respect thereto, that LIBOR Rate Loan shall be converted to a Base Rate Loan at the end of its Interest Period. Borrower must make such election by notice to Agent in writing, by fax or overnight courier (or by telephone, to be confirmed in writing on such day). In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.6. No Loan shall be made, converted into or continued as a LIBOR Rate Loan, if an Event of Default has occurred and is continuing and Agent or Required Lenders have determined not to make, convert or continue any Loan as a LIBOR Rate Loan as a result thereof. No Loan may be made as or converted into a LIBOR Rate Loan until the earlier of (i) thirty (30) days after the Closing Date or (ii) completion of primary syndication as determined by Agent.

     (b) Upon receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Lender thereof. In addition, the Agent will, with reasonable promptness, notify the Borrower and the Lenders of each determination of LIBOR; provided that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against the Agent. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given.

     (c) Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than five (5) different Interest Periods in effect.

     1.7. Optional Prepayments.

     (a) The Borrower may at any time upon at least two (2) Business Days' prior written notice to the Agent, prepay the Loans in whole or in part in an amount greater than or equal to $100,000 (other than Swing Loans for which prior written notice is not required and for which no minimum shall apply), in each instance, without penalty or premium except as provided in Section 10.4. Optional partial prepayments of the Term Loan shall be applied in the manner set forth in subsection 1.8(f). Optional partial prepayments of the Term Loan in amounts less than $100,000 shall not be permitted.

     (b) The notice of any prepayment shall not thereafter be revocable by the Borrower and the Agent will promptly notify each Lender thereof and of such Lender's Commitment Percentage of such prepayment. The payment amount specified in such notice shall be due and payable on the date specified therein. Together with each prepayment under this Section 1.7, the Borrower shall pay any amounts required pursuant to Section 10.4.

     1.8. Mandatory Prepayments of Loans and Commitment Reductions.

     (a) Scheduled Term Loan Payments. The principal amount of the Term Loan shall be paid in installments on the dates and in the respective amounts shown below:

                     Amount of Term
  Date of Payment     Loan Payment
  ---------------    --------------
September 30, 2006    $    375,000
December 31, 2006     $    375,000
March 31, 2007        $    375,000
June 30, 2007         $    375,000
September 30, 2007    $    375,000
December 31, 2007     $    375,000
March 31, 2008        $    375,000
June 30, 2008         $    375,000
September 30, 2008    $    375,000
December 31, 2008     $    375,000
March 31, 2009        $    375,000
June 30, 2009         $    375,000
September 30, 2009    $    375,000
December 31, 2009     $    375,000
March 31, 2010        $    375,000
June 30, 2010         $    375,000
September 30, 2010    $    375,000
December 31, 2010     $    375,000
March 31, 2011        $    375,000
June 30, 2011         $    375,000
September 30, 2011    $    375,000
December 31, 2011     $    375,000
March 31, 2012        $    375,000
June 30, 2012         $136,375,000

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     (b) Revolving Loan. The Borrower shall repay to the Lenders in full on the date specified in clause (a) of the definition of "Revolving Termination Date" the aggregate principal amount of the Revolving Loans and Swing Loans outstanding on the Revolving Termination Date.

     (c) Asset Dispositions. If the Borrower or any of its Subsidiaries shall at any time or from time to time:

          (i)  make or agree to make a Disposition; or

          (ii) suffer an Event of Loss;

and the aggregate amount of the Net Proceeds received by the Borrower and its Subsidiaries in connection with such Disposition or Event of Loss and all other Dispositions and Events of Loss occurring during the fiscal year exceeds $3,000,000, then (A) the Borrower shall promptly notify the Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by the Borrower and/or such Subsidiary in respect thereof) and (B) promptly upon receipt by the Borrower and/or such Subsidiary of the Net Proceeds of such Disposition or Event of Loss, the Borrower shall deliver, or cause to be delivered, such excess Net Proceeds to the Agent for distribution to the Lenders as a prepayment of the Loans, which prepayment shall be applied in accordance with subsection 1.8(f) hereof. Notwithstanding the foregoing and provided no Default or Event of Default has occurred and is continuing, such prepayment shall not be required to the extent the Borrower or such Subsidiary reinvests the Net Proceeds of such Disposition or Event of Loss in productive assets (other than Inventory) of a kind then used or usable in the business of the Borrower or such Subsidiary, within one hundred eighty (180) days after the date of such Disposition or Event of Loss or enters into a binding commitment thereof within said one hundred eighty (180) day period and subsequently makes such reinvestment.

     (d) Issuance of Securities. Immediately upon the receipt by any Credit Party or any Subsidiary of any Credit Party of the Net Issuance Proceeds of the issuance of Stock or Stock Equivalents (including any capital contribution) or debt securities (other than Net Issuance Proceeds from the issuance of (i) debt securities in respect of Indebtedness permitted hereunder (including, without limitation, the Incremental Loans) or (ii) Excluded Equity Issuances); the Borrower shall deliver, or cause to be delivered, to the Agent an amount equal to such Net Issuance Proceeds, for application to the Loans in accordance with subsection 1.8(f).

     (e) Excess Cash Flow. Within five (5) days after the annual financial statements are required to be delivered pursuant to subsection 4.l(a) hereof, commencing with such annual financial statements for the fiscal year ending December 31, 2007, the Borrower shall deliver to the Agent a written calculation of Excess Cash Flow of the Borrower for such fiscal year in the form of Exhibit 1.8(e) and certified as correct on behalf of the Borrower by a Responsible Officer and concurrently therewith shall deliver to the Agent, for distribution to the Lenders, an amount equal to (i) (x) seventy-five percent (75%) of such Excess Cash Flow if the Leverage Ratio (as calculated in the manner set forth on Exhibit 4.2(b)) as of the last day of such fiscal year is 4.50:1.0 or greater or (y) fifty percent (50) % of such Excess Cash Flow if the Leverage Ratio as of the last day of such fiscal year is less than 4.50:1.0, minus (ii) the sum of (x) voluntary prepayments of the Term Loan during such fiscal year and (y) voluntary prepayments of the Revolving Loans during such fiscal year to the extent accompanied by a permanent reduction of the Revolving Loan Commitment, for application to the Loans in accordance with the provisions of subsection 1.8(f) hereof. Excess Cash Flow shall be calculated in the manner set forth in Exhibit 1.8(e).

     (f) Application of Prepayments. Subject to subsection 1.10(c), any prepayments of the Term Loan pursuant to Section 1.7 and any prepayments pursuant to subsection 1.8(c) (other than prepayments of Swing Loans and Revolving Loans as set forth therein), 1.8(d) or 1.8(e) shall be applied first to prepay all remaining installments of the Term Loan pro rata against all such scheduled installments based upon the respective amounts thereof, second to prepay outstanding Swing Loans, and third to prepay outstanding Revolving Loans (which prepayment of the Swing Loans and Revolving Loans shall not result in a permanent reduction of the Revolving Loan Commitment). To the extent permitted by the foregoing sentence, amounts prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Rate Loans with the shortest Interest Periods remaining. Together with each prepayment under this
Section 1.8, the Borrower shall pay any amounts required pursuant to Section
10.4 hereof.

     1.9. Fees.

     (a) Agent's Fees. The Borrower shall pay to the Agent and Co-Agent, for the Agent's and Co-Agent's own account, respectively, fees in the amounts and at the times set forth in a letter agreement among the Borrower, Sponsor and the Agent dated as of May 31, 2006 herewith (as amended from time to time, the "Fee Letter").

     (b) Commitment Fee. The Borrower shall pay to the Agent, for the ratable benefit of the Revolving Lenders, a fee (the "Commitment Fee") in an amount equal to

          (i) the Aggregate Revolving Loan Commitment, less

          (ii) the sum of (x) the average daily balance of all Revolving Loans outstanding plus (y) the average daily amount of Letter of Credit Obligations, in each case, during the preceding month,

multiplied by a rate per annum equal to the then applicable Unused Commitment Fee Margin. Such fee shall be payable quarterly in arrears on the first day of each calendar quarter following the date hereof and the first day of each calendar quarter thereafter. The Commitment Fee provided in this subsection 1.9(b) shall accrue at all times from and after mutual execution and delivery of this Agreement.


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     (c) Letter of Credit Fee. The Borrower agrees to pay to Agent for the ratable benefit of the Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) without duplication of costs and expenses otherwise payable to Agent or Lenders hereunder or fees otherwise paid by the Borrower, all reasonable costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each quarter during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the product of the average daily undrawn face amount of all Letters of Credit issued, guaranteed or supported by risk participation agreements multiplied by a per annum rate equal to the Applicable Margin with respect to Revolving Loans which are LIBOR Rate Loans. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each calendar quarter and on the Revolving Termination Date. In addition, the Borrower shall pay to any L/C Issuer, on demand, such reasonable fees, without duplication of fees otherwise payable hereunder (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

     1.10. Payments by the Borrower.

     (a) All payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to the Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to the Agent (or such other address as the Agent may from time to time specify in accordance with Section 9.2), and shall be made in Dollars and in immediately available funds, no later than 2:00 p.m. (New York time) on the date due; provided however, notwithstanding the foregoing, payments by any Credit Party in respect of Swing Loans shall be made directly to the Swingline Lender. Any payment which is received by the Agent later than 2:00 p.m. (New York time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Borrower and each other Credit Party hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral. The Borrower hereby authorizes the Agent and each Lender to make a Revolving Loan (which shall be a Base Rate Loan and which may be a Swing Loan) to pay (i) interest, principal (including Swing Loans), agent fees, Swap Related Reimbursement Obligations, Commitment Fees and Letter of Credit Fees, in each instance, on the date due, or (ii) after five (5) days prior notice to the Borrower, other fees, costs or expenses payable by the Borrower or any of its Subsidiaries hereunder or under the other Loan Documents.

     (b) Subject to the provisions set forth in the definition of "Interest Period" herein, if any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such


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extension of time shall in such case be included in the computation of interest or fees, as the case may be.

     (c) During the continuance of an Event of Default, the Agent may, and shall upon the direction of Required Lenders apply any and all payments in respect of any Obligation in accordance with clauses first through sixth below. Notwithstanding any provision herein to the contrary, all amounts collected or received by the Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded) and all proceeds received by the Agent as a result of the exercise of its remedies under the Collateral Documents after the occurrence and during the continuance of an Event of Default shall be applied as follows:

          first, to payment of costs and expenses, including Attorney Costs, of the Agent payable or reimbursable by the Credit Parties under the Loan Documents;

          second, to payment of Attorney Costs of Lenders payable or reimbursable by the Borrower under this Agreement;

          third, to payment of all accrued unpaid interest on the Obligations and fees owed to the Agent and Lenders (including, without limitation, regularly scheduled periodic payments under any Secured Rate Contract and interest on unpaid Swap Related Reimbursement Obligations);

          fourth, to payment of principal of the Obligations (including, without limitation, L/C Reimbursement Obligations then due and payable), any termination payment under any Secured Rate Contract, unpaid Swap Related Reimbursement Obligations and cash collateralization of L/C Reimbursement Obligations to the extent not then due and payable);

          fifth, to payment of any other amounts owing constituting Obligations; and

          sixth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

     In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above.

     1.11. Payments by the Lenders to the Agent; Settlement.

     (a) Agent may, on behalf of Lenders, disburse funds to the Borrower for Loans (other than Swing Loans) requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Commitment Percentage of any Loan before Agent


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disburses same to the Borrower. If Agent elects to require that each Lender make funds available to Agent prior to disbursement by Agent to the Borrower, Agent shall advise each Lender by telephone or fax of the amount of such Lender's Commitment Percentage of the Loan requested by Borrower no later than 1:00 p.m. (New York time) on the scheduled Borrowing date applicable thereto, and each such Lender shall pay Agent such Lender's Commitment Percentage of such requested Loan, in same day funds, by wire transfer to Agent's account on such scheduled Borrowing date. If any Lender fails to pay its Commitment Percentage within one (1) Business Day after Agent's demand, Agent shall promptly notify Borrower, and the Borrower shall immediately repay such amount to Agent. Any repayment required pursuant to this subsection 1.11(a) shall be without premium or penalty. Nothing in this subsection 1.11 (a) or elsewhere in this Agreement or the other Loan Documents, including the remaining provisions of Section 1.11, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Agent, Swingline Lender or Borrower may have against any Lender as a result of any default by such Lender hereunder.

     (b) At least once each calendar week or more frequently at Agent's election (each, a "Settlement Date"), Agent shall advise each Lender by telephone or fax of the amount of such Lender's Commitment Percentage of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan (other than a Swing Loan). Provided that each Lender has funded all payments required to be made by it and funded all purchases of participations required to be funded by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Commitment Percentage of principal, interest and Fees paid by the Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it; provided, however, that in the case of any payment of principal received by Agent from Borrower in respect of the Term Loan prior to 1:00 p.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender's Commitment Percentage of such payment on such Business Day, and, in the case of any payment of principal received by Agent from Borrower in respect of the Term Loan later than 1:00 p.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender's Commitment Percentage of such payment on the next Business Day. Except as provided in the preceding proviso with respect to Term Loan payments, such payments shall be made by wire transfer to such Lender) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments or failed to fund the purchase of all such participations required to be funded by such Lender pursuant to this Agreement, Agent shall be entitled to set off the funding shortfall against that Non-Funding Lender's Commitment Percentage of all payments received from the Borrower.

     (c) Availability of Lender's Commitment Percentage. Agent may assume that each Revolving Lender will make its Commitment Percentage of each Revolving Loan available to Agent on each Borrowing date. If such Commitment Percentage is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or


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deduction of any kind. If any Revolving Lender fails to pay the amount of its
Commitment Percentage forthwith upon Agent's demand, Agent shall promptly notify the Borrower and the Borrower shall immediately repay such amount to Agent. Nothing in this subsection 1.11(c) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to the Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Revolving Lender.

     (d) Return of Payments.

          (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from the Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

          (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

     (e) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Loan or any payment required by it hereunder, or to fund any purchase of any participation to be made or funded by it on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such loan or fund the purchase of any such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a loan, fund the purchase of a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Required Lenders" or "Required Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

     1.12. Incremental Loan Facility. Subject to the terms and conditions set forth herein, so long as no Default or Event of Default shall have occurred and then be continuing, this Agreement shall be in full force and effect, a Minority Issuance shall not have theretofore occurred and the Permitted Sale shall not have theretofore


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occurred (it being agreed that the Permitted Sale and Minority Issuance may be consummated concurrently with the funding of the Incremental Loans), the Borrower shall have the right, to be exercised not more than one (1) time during the period commencing on the Closing Date and ending on the earlier of the Permitted Sale Date and March 31, 2007, to incur additional Indebtedness under this Agreement in the form of an additional term loan, an increase in the Revolving Loan Commitment and/or the creation of a new revolving credit facility (such term and/or revolving loans, individually and together, the "Incremental Senior Loan") and/or, subject to the satisfaction of the conditions set forth in subsection 5.5(f), an additional second lien term loan under the Second Lien Credit Agreement (the "Incremental Second Lien Term Loan"; together with the Incremental Senior Loan, the "Incremental Loans") in an aggregate amount for all Incremental Loans not to exceed $60,000,000. The following additional terms and conditions shall apply to the Incremental Senior Loan: (a) the Incremental Senior Loan shall (i) have a final maturity date no earlier than June 30, 2012 or later than June 30, 2013, (ii) have an interest rate to be determined at the time such Incremental Senior Loan is made; provided that, if the interest rate for the Incremental Senior Loan is higher than the then Applicable Margin with respect to the Term Loan and Revolving Loans then the Applicable Margin with respect to the Term Loan and Revolving Loans shall automatically increase (without any further action required to be taken by any party) to an amount no lower than the interest rate then applicable to the Incremental Senior Loan,
(iii) with respect to any Incremental Senior Loan which is a term loan, have a weighted average life to maturity no less than the weighted average life to maturity of the Term Loan and (iv) generally have terms that are no more favorable than the terms of the Revolving Loans and the Term Loan, (b) the Incremental Senior Loan shall constitute Loans and Obligations and will be secured and guaranteed on a pari passu basis with all other Obligations, (c) the Incremental Senior Loan shall be obtained from existing Lenders or from other banks, financial institutions or investment funds, in each case in accordance with the terms set forth below, (d) after giving effect to the funding of the Incremental Loans (assuming full funding of any Incremental Loan that is in the form of a revolving loan), (i) the Leverage Ratio shall not be greater than 5.50:1.0 on a pro-forma basis and (ii) the Senior Leverage Ratio shall not be greater than 3.75:1.0 on a pro-forma basis, (e) the proceeds thereof shall be used to consummate a Liquidity Event, (f) the Borrower shall execute, if requested by the applicable Lenders, such promissory notes as are necessary to reflect the Incremental Senior Loan, (g) the conditions to all Loans set forth in Section 2.2 shall have been satisfied and the Agent shall have received from the Borrower updated financial projections and (h) if a Change of Control Event occurs concurrently therewith, the conditions set forth in the definition of Permitted Sale shall have been satisfied. Participation in the Incremental Senior Loan shall be offered first to each of the existing Lenders, but each such Lender shall have no obligation whatsoever to provide all or any portion of the Incremental Senior Loan. Each of the then existing Lenders shall have ten
(10) Business Days following receipt of a request for an Incremental Senior Loan from the Borrower to notify the Borrower and Agent of such Lender's commitment to make such Incremental Senior Loan. In the event that the Borrower has not received commitments from the existing Lenders in an amount equal to the requested Incremental Senior Loan within such ten (10) Business Day


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period, then the Borrower may invite other banks, financial institutions and investment funds reasonably acceptable to the Agent to be joined as parties to this Agreement as Lenders hereunder with respect to the portion of such Incremental Senior Loan not committed to within such ten (10) Business Day period by existing Lenders, provided, that such other banks, financial institutions and investment funds shall enter into such joinder agreements to give effect thereto as the Agent and the Borrower reasonably may request. Holdings, Borrower, each of Borrower's Subsidiaries and each Lender shall execute and deliver such agreements, documents and instruments reasonably requested by the Agent to effectuate the foregoing.

                        ARTICLE II - CONDITIONS PRECEDENT

     2.1. Conditions of Initial Loans. The obligation of each Lender to make its initial Loans and of each L/C Issuer to Issue, or cause to be Issued, the initial Letters of Credit hereunder is subject to satisfaction of the following conditions:

     (a) Loan Documents. The Agent shall have received on or before the Closing Date all of the agreements, documents, instruments and other items set forth on the Closing Checklist attached hereto as Exhibit 2.1, each in form and substance reasonably satisfactory to the Agent;

     (b) Availability. No Revolving Loans shall be advanced on the Closing Date;

     (c) Related Transactions. The Related Transactions shall have closed in the manner contemplated by the Related Agreements and shall otherwise be in form and substance reasonably satisfactory to the Agent. Agent shall have received evidence that Second Lien Lenders shall have advanced to Borrower $70,000,000 pursuant to the Second Lien Credit Agreement;

     (d) EBITDA and Leverage. The Borrower shall have delivered evidence to the satisfaction of the Agent demonstrating that: (i) EBITDA of the Borrower for the twelve month period ended May 31, 2006 shall be not less than $38,000,000; (ii) the ratio of (x) total Indebtedness of the Credit Parties as of the Closing Date after giving effect to the consummation of the Related Transactions, payment of all costs and expenses in connection therewith, funding of the initial Loans and issuance of the initial Letters of Credit, to (y) EBITDA of the Borrower for the twelve (12) month period ending May 31, 2006 shall be not greater than 5.50:1.0; and (iii) the ratio of (x) total Indebtedness of the Credit Parties less Second Lien Indebtedness of the Credit Parties, in each instance, as of the Closing Date after giving effect to the consummation of the Related Transactions, payment of all costs and expenses in connection therewith, funding of the initial Loans and issuance of the initial Letters of Credit, to (y) EBITDA of the Borrower for the twelve (12) month period ending May 31, 2006 shall be not greater than 3.75:1.0.

     2.2. Conditions to All Borrowings. Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Loan or incur any Letter of Credit Obligation, if, as of the date thereof:


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     (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect as of such earlier date), and Agent or Required Revolving Lenders have determined not to make such Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

     (b) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligation), and Agent or Required Revolving Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default;

     (c) after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), the aggregate outstanding amount of the Revolving Loans would exceed the Maximum Revolving Loan Balance;

     (d) after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), the ratio of (i) all Indebtedness (which, for purposes hereof, shall include, without duplication, all Letter of Credit Obligations) as of the date of such Borrowing or incurrence, to (ii) EBITDA for the most recent twelve month period ending on or prior to such date for which financial statements have been delivered pursuant to subsection 4.1 hereof, would exceed the maximum permitted Leverage Ratio pursuant to subsection 6.2 as of the last day of the most recent calendar quarter.

The request and acceptance by Borrower of the proceeds of any Loan or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by each Credit Party of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

                  ARTICLE III - REPRESENTATIONS AND WARRANTIES

     The Credit Parties, jointly and severally, represent and warrant to the Agent and each Lender that the following are, and after giving effect to the Related Transactions will be, true, correct and complete:

     3.1. Corporate Existence and Power. Each Credit Party and each of their respective Subsidiaries:

     (a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;


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     (b) has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents and the Related Agreements to which it is a party

     (c) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

     (d) is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     3.2. Corporate Authorization; No Contravention.

     (a) The execution, delivery and performance by each of the Credit Parties, and by each of the Credit Parties and each of their respective Subsidiaries of any other Loan Document and Related Agreement to which such Person is party and the payment of the Closing Date Dividend, have been duly authorized by all necessary action, and do not and will not:

          (i) contravene the terms of any of that Person's Organization
     Documents;

          (ii) conflict with or result in any material breach or contravention of, or result of the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

          (iii) violate any material Requirement of Law in any material respect.

     (b) Schedule 3.2 sets forth the authorized Stock and Stock Equivalents of each of the Credit Parties and each of their respective Subsidiaries. All issued and outstanding Stock and Stock Equivalents of each of the Credit Parties and each of their respective Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than, with respect to the Stock and Stock Equivalents of Borrower and Subsidiaries of the Borrower, those in favor of the Agent, for the benefit of the Agent and Lenders and Second Lien Indebtedness Liens. All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. All of the issued and outstanding Stock and Stock Equivalents of the Borrower is owned by Holdings. As of the Closing Date, all of the issued and outstanding Stock and Stock Equivalents of each of the Credit Parties (other than Borrower) is owned by the Persons and in the amounts set forth on Schedule
3.2. Except as set forth on Schedule 3.2, there are no pre-emptive or other outstanding rights, options,


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warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Stock and Stock Equivalents of any Credit Party.

     (c) The Closing Date Dividend has been made in accordance with applicable Requirements of Law.

     3.3. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party or any Subsidiary of any Credit Party of this Agreement, any other Loan Document or Related Agreement except (a) for recordings and filings in connection with the Liens granted to the Agent under the Collateral Documents, (b) those obtained or made on or prior to the Closing Date and (c) in the case of any Related Agreement, those which, if not obtained or made, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     3.4. Binding Effect. This Agreement and each other Loan Document and Related Agreement to which any Credit Party or any Subsidiary of any Credit Party is a party constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     3.5. Litigation. Except as specifically disclosed in Schedule 3.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Credit Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party, any Subsidiary of any Credit Party or any of their respective Properties which:

     (a) purport to affect or pertain to this Agreement, any other Loan Document or Related Agreement, or any of the transactions contemplated hereby or thereby; or

     (b) would reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document or any Related Agreement, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. As of the Closing Date, no Credit Party or any Subsidiary of any Credit Party is the subject of an audit by the IRS or other Governmental Authority or, to each Credit Party's knowledge, any review or investigation by the IRS or other Governmental Authority concerning the violation or possible violation of any Requirement of Law.


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     3.6. No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Credit Party or the grant or perfection of the Agent's Liens on the Collateral or the consummation of the Related Transactions. No Credit Party and no Subsidiary of any Credit Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

     3.7. ERISA Compliance. Schedule 3.7 sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies. Except for those that would not, in the aggregate, have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Credit Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Credit Party incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur. On the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding. No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.

     3.8. Use of Proceeds; Margin Regulations. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 4.10, and are intended to be and shall be used in compliance with Section 5.8. No Credit Party and no Subsidiary of any Credit Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Proceeds of the Loans shall not be used for the purpose of purchasing or carrying Margin Stock.

     3.9. Title to Properties. Each of the Credit Parties and each of their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real Property, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary or used in the ordinary conduct of their respective businesses. The Property of the Credit Parties and its Subsidiaries is subject to no Liens, other than Permitted Liens.

     3.10. Taxes. All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings


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diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. As of the Closing
Date, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a "reportable transaction" within the meaning of Treasury Regulation Section 1.601l-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

     3.11. Financial Condition.

     (a) Each of (i) the audited consolidated balance sheet of Holdings and its Subsidiaries dated December 31, 2005 and the related audited consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date and (ii) the unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries dated May 31, 2006 and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the five (5) months then ended:

          (x) were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures; and

          (y) present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby.

     (b) Since December 31, 2005, there has been no Material Adverse Effect.

     (c) The Credit Parties and their Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 5.5 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 5.9.

     (d) All financial performance projections delivered to the Agent represent the Borrower's best good faith estimate of future financial performance and are based on assumptions believed by the Borrower to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by the Agent and Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results.

     (e) Holdings has not engaged in any business activities other than (i) ownership of the Stock and Stock Equivalents of Borrower, (ii) activities incidental to maintenance of its corporate existence and (iii) performance of its obligations under the Related Agreements to which it is a party.


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     3.12. Environmental Matters. Except as set forth on Schedule 3.12, (a) the operations of each Credit Party and each Subsidiary of each Credit Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, other than non-compliances that, in the aggregate, would not have a reasonable likelihood of resulting in Material Environmental Liabilities to any Credit Party or any Subsidiary of any Credit Party, (b) no Credit Party and no Subsidiary of any Credit Party is party to, and no Credit Party and no Subsidiary of any Credit Party and no real property currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Credit Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Law other than those that, in the aggregate, are not reasonably likely to result in Material Environmental Liabilities to any Credit Party or any Subsidiary of any Credit Party, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Credit Party or any Subsidiary of any Credit Party and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, (d) no Credit Party and no Subsidiary of any Credit Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any real property of any such Person and each such real property is free of contamination by any Hazardous Materials except for such Release or contamination that could not reasonably be expected to result, in the aggregate, in Material Environmental Liabilities to any Credit Party or any Subsidiary of any Credit Party, (e) no Credit Party and no Subsidiary of any Credit Party (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations or (ii) knows of any facts, circumstances or conditions, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.) or similar Environmental Laws, that, in the aggregate, would have a reasonable likelihood of resulting in Material Environmental Liabilities to any Credit Party or any Subsidiary of any Credit Party and (f) each Credit Party has made available to Agent copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody or control.

     3.13. Regulated Entities. None of any Credit Party, any Person controlling any Credit Party, or any Subsidiary of any Credit Party, is (a) an "investment company" within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Loan Documents.

     3.14. Solvency. Both before and after giving effect to (a) the Loans made and Letters of Credit Issued on or prior to the date this representation and


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warranty is made or remade, (b) the disbursement of the proceeds of such Loans,
(c) the consummation of the Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, both the Credit Parties taken as a whole and Borrower individually are Solvent.

     3.15. Labor Relations. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened) against or involving any Credit Party or any Subsidiary of any Credit Party, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.15, as of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Credit Party or any Subsidiary of any Credit Party, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party or any Subsidiary of any Credit Party and (c) no such representative has sought certification or recognition with respect to any employee of any Credit Party or any Subsidiary of any Credit Party.

     3.16. Intellectual Property. Each Credit Party and each Subsidiary of each Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Credit Party, (a) the conduct and operations of the businesses of each Credit Party and each Subsidiary of each Credit Party does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Credit Party or any Subsidiary of any Credit Party in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.17. Subsidiaries. As of the Closing Date, no Credit Party has any Subsidiaries or equity investments in any other corporation or entity other than those specifically disclosed in Schedule 3.2.

     3.18. Brokers' Fees; Transaction Fees. Except as disclosed on Schedule 3.18 and except for fees payable to the Agent and Lenders, none of the Credit Parties or any of their respective Subsidiaries has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with the transactions contemplated hereby.

     3.19. Insurance. Each of the Credit Parties and each of their respective Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities


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where such Person operates. A true and complete listing of such insurance, including issuers, coverages and deductibles, has been provided to the Agent.

     3.20. Full Disclosure. None of the representations or warranties made by any Credit Party or any of their Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Credit Party or any of their Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of any Credit Party to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     3.21. Foreign Assets Control Regulations and Anti-Money Laundering.

     (a) OFAC. Neither any Credit Party nor any Subsidiary of any Credit Party
(i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury's Office of Foreign Assets Control regulation or executive order.

     (b) Patriot Act. Each of the Credit Parties and each of their respective Subsidiaries are in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

     3.22. Certain Other Representations and Warranties. As of the Closing Date and any other date on which representations and warranties are otherwise remade or deemed remade thereunder, each of the representations and warranties contained in the Second Lien Credit Agreement made by each Credit Party is true and correct. Each of the Credit Parties agrees that, by this reference, such representations and warranties contained in the Second Lien Credit Agreement by a Credit Party, without limiting any of the representations and warranties otherwise contained herein or in any other Loan Document, hereby are incorporated herein, mutatis mutandis, for the benefit of the Agent and each Lender.


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                       ARTICLE IV - AFFIRMATIVE COVENANTS

     Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

     4.1. Financial Statements. Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that monthly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments). The Borrower shall deliver to the Agent in electronic form and in detail reasonably satisfactory to the Agent:

     (a) as soon as available, but not later than one hundred twenty (120) days after the end of each fiscal year, a copy of the audited consolidated and consolidating balance sheets of Holdings and each of its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the unqualified opinion of any "Big Four" or other nationally-recognized independent public accounting firm reasonably acceptable to the Agent which report shall state that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years; and

     (b) as soon as available, but not later than thirty (30) days after the end of each calendar month of each year, a copy of the unaudited consolidated and consolidating balance sheets of Borrower and each of its Subsidiaries, and the related consolidated and consolidating statements of income, shareholders' equity and cash flows as of the end of such month and for the portion of the fiscal year then ended, all certified on behalf of the Borrower by an appropriate Responsible Officer as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of Borrower and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures.

     4.2. Certificates; Other Information. The Borrower shall furnish in electronic form to the Agent:

     (a) together with each delivery of financial statements pursuant to subsections 4.1(a) and (b), (i) a management report, in reasonable detail, signed by the chief financial officer of the Borrower, describing the operations and financial condition of the Credit Parties and their Subsidiaries for the month and the portion of the fiscal year then ended (or for the fiscal year then ended in the case of annual financial statements), and (ii) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent


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projections for the current fiscal year delivered pursuant to subsection 4.2(f)
and discussing the reasons for any significant variations;

     (b) concurrently with the delivery of the financial statements referred to in subsections 4.1(a) and 4.1(b) above, a fully and properly completed Compliance Certificate in the form of Exhibit 4.2(b), certified on behalf of the Borrower by a Responsible Officer;

     (c) promptly after the same are sent, copies of all financial statements and reports which any Credit Party sends to its shareholders or other equity holders, as applicable, generally and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which such Person may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

     (d) as soon as available and in any event no later than the last day of each fiscal year of the Borrower, projections of the Credit Parties (and their Subsidiaries') consolidated and consolidating financial performance for the forthcoming three fiscal years on a year by year basis, and for the forthcoming fiscal year on a month by month basis;

     (e) promptly upon receipt thereof, copies of any reports submitted by the certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of any Credit Party made by such accountants, including any comment letters submitted by such accountants to management of any Credit Party in connection with their services;

     (f) from time to time, if the Agent determines that obtaining appraisals is necessary in order for the Agent or any Lender to comply with applicable laws or regulations, and at any time if a Default or an Event of Default shall have occurred and be continuing, the Agent may, or may require the Borrower to, in either case at the Borrower's expense, obtain appraisals in form and substance and from appraisers reasonably satisfactory to the Agent stating the then current fair market value of all or any portion of the real or personal property of any Credit Party or any Subsidiary of any Credit Party; and

     (g) promptly, such additional business, financial, corporate affairs, perfection certificates and other information as the Agent may from time to time reasonably request.

     4.3. Notices. The Borrower shall notify promptly the Agent of each of the following (and in no event later than three (3) Business Days after a Responsible Officer becoming aware thereof):

     (a) the occurrence or existence of any Default or Event of Default;

     (b) any breach or non-performance of, or any default under, any Contractual Obligation of any Credit Party or any Subsidiary of any Credit Party, or any violation of, or non-compliance with, any Requirement of Law, which, in each case, would reasonably


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be expected to result, either individually or in the aggregate, in a Material
Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

     (c) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Credit Party or any Subsidiary of any Credit Party and any Governmental Authority which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect;

     (d) the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or any Subsidiary of any Credit Party (i) in which the amount of damages claimed is $1,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement, any Loan Document or any Related Agreement;

     (e) (i) the receipt by any Credit Party of any notice of violation of or potential liability or similar notice under Environmental Law, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or liability under any Environmental Law, that, for each of clauses
(A), (B) and (C) above (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, could reasonably be expected to result in Environmental Liabilities in excess of $1,000,000, (iii) the receipt by any Credit Party of notification that any property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of real property, if such acquisition or lease would have a reasonable likelihood of resulting in aggregate Environmental Liabilities in excess of $1,000,000;

     (f) (i) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (ii) promptly, and in any event within 10 days, after any officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto;

     (g) any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to the Agent and Lenders pursuant to this Agreement;

     (h) any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary of any Credit Party;


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     (i) any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Credit Party or any Subsidiary of any Credit Party if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

     (j) the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Credit Party of any Stock or Stock Equivalent (other than issuances by Holdings of Stock or Stock Equivalent not requiring a mandatory prepayment hereunder); and

     (k) (i) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any taxes with respect to any Tax Affiliate and (ii) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

Each notice pursuant to this Section shall be in electronic form accompanied by a statement by a Responsible Officer on behalf of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower or other Person proposes to take with respect thereto and at what time. Each notice under subsection 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

     4.4. Preservation of Corporate Existence, Etc. Each Credit Party shall, and shall cause each of its Subsidiaries to:

     (a) preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except, with respect to the Borrower's Subsidiaries, in connection with transactions permitted by Section 5.3;

     (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except in connection with transactions permitted by Section 5.3 and sales of assets permitted by Section 5.2 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

     (c) use its reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and

     (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.


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     4.5. Maintenance of Property. Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     4.6. Insurance.

     (a) Each Credit Party shall, and shall cause each of its Subsidiaries to,
(i) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Credit Parties and such Subsidiaries (including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Credit Parties and
(ii) cause all such insurance relating to any property or business of any Credit Party to name Agent as additional insured or loss payee, as appropriate. All policies of insurance on real and personal property of the Credit Parties will contain an endorsement, in form and substance reasonably acceptable to Agent, showing loss payable to Agent (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Agent, will provide that the insurance companies will give Agent at least 30 days' prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other Person shall affect the right of Agent to recover under such policy or policies of insurance in case of loss or damage. Each Credit Party shall direct all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Agent. If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Agent jointly, Agent may endorse such Credit Party's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent reserves the right at any time, upon review of each Credit Party's risk profile, to require additional forms and limits of insurance.

     (b) Unless the Borrower provides the Agent with evidence of the insurance coverage required by this Agreement, the Agent may purchase insurance at the Credit Parties' expense to protect the Agent's and Lenders' interests in the Credit Parties' and their Subsidiaries' properties. This insurance may, but need not, protect the Credit Parties' and their Subsidiaries' interests. The coverage that the Agent purchases may not pay any claim that any Credit Party or any Subsidiary of any Credit Party makes or any claim that is made against such Credit Party or any Subsidiary in connection with said Property. The Borrower may later cancel any insurance purchased by the Agent, but only after providing the Agent with evidence that there has been obtained insurance as required by this Agreement. If the Agent purchases insurance, the Credit Parties will be responsible for the costs of that insurance, including interest and any other charges the Agent may impose in connection with the placement of insurance, until the effective date


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of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations. The costs of the insurance may be more than the cost of insurance the Borrower may be able to obtain on its own.

     4.7. Payment of Obligations. Such Credit Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective obligations and liabilities, including:

     (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person;

     (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of the Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person;

     (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained herein and/or in any instrument or agreement evidencing such Indebtedness; and

     (d) the performance of all obligations under any Contractual Obligation to such Credit Party or any of its Subsidiaries is bound, or to which it or any of its properties is subject, including the Related Agreements, except where the failure to perform would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     4.8. Compliance with Laws.

     (a) Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     (b) Without limiting the generality of the foregoing, each Credit Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain its real property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance or that is required by orders and directives of any Governmental Authority) except for failures to comply that would not, in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, if an Event of Default is continuing or if Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Credit Party or any Subsidiary of any Credit Party or that there exist any Environmental Liabilities, in each case, that would have, in the aggregate, a Material Adverse Effect, then each Credit Party shall, promptly upon


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receipt of request from Agent, cause the performance of, and allow Agent and its
Related Persons access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent.

     4.9. Inspection of Property and Books and Records. Each Credit Party shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person. Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Agent shall have access at any and all times during the continuance thereof): (a) provide access to such property to Agent and any of its Related Persons, as frequently as Agent determines to be appropriate; (b) permit Agent and any of its Related Persons to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of such Credit Party's books and records; and (c) permit Agent to inspect, review, evaluate and make physical verifications and appraisals of the inventory and other Collateral in any manner and through any medium that Agent considers advisable, in each instance, at the Credit Parties' expense provided the Credit Parties shall not be responsible for costs and expenses more than one time per year unless an Event of Default has occurred and is continuing. Any Lender may accompany Agent in connection with any inspection at such Lender's expense.

     4.10. Use of Proceeds. The Borrower shall use the proceeds of the Loans solely as follows: (a) first, to refinance on the Closing Date, Prior Indebtedness, (b) to pay the Closing Date Dividend, (c) to pay the Closing Date Management Bonuses, (d) to pay costs and expenses of the Related Transactions and costs and expenses required to be paid pursuant to Section 2.1, and (e) for working capital and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement; provided, that the Incremental Senior Loan shall be used solely for the purpose of consummating a Liquidity Event in accordance with section 1.12 hereof

     4.11. Cash Management Systems. Each Credit Party shall, and shall cause each Domestic Subsidiary of each Credit Party to, enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements with respect to each deposit, securities, commodity or similar account maintained by such Person (other than any payroll account so long as such payroll account is a zero balance account and withholding tax and fiduciary accounts) as of or after the Closing Date.


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     4.12. Landlord Agreements. Each Credit Party shall, and shall cause each of its Domestic Subsidiaries to, use commercially reasonable efforts to obtain a landlord agreement or bailee or mortgagee waivers, as applicable, from the lessor of each leased property, bailee in possession of any Collateral or mortgage of any owned property with respect to each location where any Collateral is stored or located, which agreement shall be reasonably satisfactory in form and substance to Agent.

     4.13. Further Assurances.

     (a) Each Credit Party shall ensure that all written information, exhibits and reports furnished to the Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

     (b) Promptly upon request by the Agent, the Credit Parties shall (and, subject to the limitations hereinafter set forth, shall cause each of their Subsidiaries to) take such additional actions as the Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Lenders the rights granted or now or hereafter intended to be granted to the Agent and the Lenders under any Loan Document or under any other document executed in connection therewith. Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, the Credit Parties shall cause each of their Domestic Subsidiaries to guaranty the Obligations and to cause each such Subsidiary to grant to the Agent, for the benefit of the Agent and Lenders, a security interest in, subject to the limitations hereinafter set forth, all of such Subsidiary's Property to secure such guaranty. Furthermore and except as otherwise approved in writing by Required Lenders, each Credit Party shall, and shall cause each of its Domestic Subsidiaries to, (x) pledge all of the Stock and Stock Equivalents of each of its Domestic Subsidiaries and sixty-five percent (65%) of the outstanding voting Stock and Stock Equivalents and one hundred percent (100%) of the outstanding non-voting Stock and Stock Equivalents of each of its Material Foreign Subsidiaries (other than Chief Hong Kong) and (y) at Agent's request, upon the occurrence and during the continuance of an Event of Default, use its commercially reasonable efforts to pledge sixty five percent (65%) of the outstanding voting Stock and Stock Equivalents and one hundred percent (100%) of the outstanding non-voting Stock and Stock Equivalents of Chief Hong Kong, in each instance, to the Agent, for the benefit of the Agent and Lenders, to secure the Obligations. In connection with each pledge of Stock and Stock Equivalents, the Credit Parties shall deliver, or cause to be delivered, to the Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank. In the event any Credit Party or any Domestic


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Subsidiary acquires any real Property, at the request of Agent and simultaneously with such acquisition, such Person shall execute and/or deliver, or cause to be executed and/or delivered, to the Agent, (x) a fully executed Mortgage, in form and substance reasonably satisfactory to the Agent together with an A.L.T.A. lender's title insurance policy issued by a title insurer reasonably satisfactory to the Agent, in form and substance and in an amount reasonably satisfactory to the Agent insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens, (y) then current A.L.T.A. surveys, certified to the Agent and the Lenders by a licensed surveyor sufficient to allow the issuer of the lender's title insurance policy to issue such policy without a survey exception and (z) an environmental site assessment prepared by a qualified firm reasonably acceptable to the Agent, in form and substance satisfactory to the Agent.

     4.14. Interest Rate Protection. Within ninety (90) days of the Closing Date, the Borrower shall enter into, and thereafter maintain, Rate Contracts providing protection against fluctuations in interest rates with one or more financial institutions with respect to at least fifty percent (50%) of the amount of the sum of the Aggregate Term Loan Commitment and "Aggregate Term Loan Commitment" (as defined in the Second Lien Credit Agreement) on the date hereof, which agreements shall provide for not less than a three (3) year term and containing such other terms as are customary and are satisfactory to the Agent.

                         ARTICLE V - NEGATIVE COVENANTS

     Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

     5.1. Limitation on Liens. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

     (a) any Lien existing on the Property of a Credit Party or a Subsidiary of a Credit Party on the Closing Date and set forth in Schedule 5.1 securing Indebtedness outstanding on such date and permitted by subsection 5.5(c), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by Section 5.5(c);

     (b) any Lien created under any Loan Document;


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     (c) Liens for taxes, fees, assessments or other governmental charges (i)
which are not delinquent or remain payable without penalty, or (ii) the non-payment of which is permitted by Section 4.7;

     (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent for more than ninety (90) days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

     (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

     (f) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such Liens secure claims in the aggregate at any time outstanding for the Credit Parties and their Subsidiaries not exceeding $3,000,000;

     (g) easements, rights-of-way, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances incurred in the Ordinary Course of Business which, either individually or in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party;

     (h) Liens on any Property acquired or held by any Credit Party or any Subsidiary of any Credit Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such Property and permitted under subsection 5.5(d); provided that (i) any such Lien attaches to such Property concurrently with or within ninety (90) days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property;

     (i) Liens securing Capital Lease Obligations permitted under subsection 5.5(d);

     (j) any interest or title of a lessor or sublessor under any lease permitted by this Agreement;


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     (k) Liens arising from precautionary uniform commercial code financing statements filed under any lease permitted by this Agreement;

     (l) licenses, sublicenses, leases or subleases granted to third parties in the Ordinary Course of Business not interfering with the business of the Credit Parties or any of their Subsidiaries;

     (m) Liens in favor of collecting banks arising under Section 4-210 of the UCC;

     (n) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

     (o) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the Ordinary Course of Business;

     (p) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

     (q) Second Lien Indebtedness Liens to the extent securing permitted Second Lien Indebtedness;

     (r) Liens existing on Property of a Person immediately prior to its being consolidated with or merged into a Credit Party or its becoming a Subsidiary, or any Lien existing on any Property acquired by a Credit Party at the time such Property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of Property, and (ii) each such Lien shall extend solely to the item or items of Property so acquired and, if required by the terms of the instrument originally creating such Lien, other Property which is an improvement to or is acquired for specific use in connection with such acquired Property; and

     (s) Liens not otherwise permitted by this Section 5.1, securing Indebtedness (other than Indebtedness for borrowed money) otherwise permitted under Section 5.5 in an aggregate amount not to exceed $500,000.

     5.2. Disposition of Assets. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

     (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the Ordinary Course of Business;


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     (b) dispositions not otherwise permitted hereunder which are made for fair market value and the mandatory prepayment in the amount of the Net Proceeds of such disposition is made if and to the extent required by Section 1.8; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than eighty-five percent (85%) of the aggregate sales price from such disposition shall be paid in cash and
(iii) the aggregate fair market value of all assets so sold by the Credit Parties and their Subsidiaries, together, shall not exceed in any fiscal year $3,000,000;

     (c) dispositions of Cash Equivalents; and

     (d) licenses, sublicenses, leases or subleases granted to third parties in the Ordinary Course of Business not interfering with the business of the Credit Parties or any of their Subsidiaries.

     5.3. Consolidations and Mergers. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except upon not less than five (5) Business Days prior written notice to the Agent, (a) any Subsidiary of the Borrower may merge with, or dissolve or liquidate into, the Borrower or a Wholly-Owned Subsidiary of the Borrower which is a Domestic Subsidiary, provided that the Borrower or such Wholly-Owned Subsidiary which is a Domestic Subsidiary shall be the continuing or surviving entity and (b) subject to compliance with subsection 4.13(b) hereof, if and to the extent applicable, any Foreign Subsidiary may merge with or dissolve or liquidate into another Foreign Subsidiary.

     5.4. Loans and Investments. No Credit Party shall and no Credit Party shall suffer or permit any of its Subsidiaries to (i) purchase or acquire, or make any commitment to purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (ii) make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination or (iii) make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower or any Subsidiary of the Borrower (the items described in clauses (i), (ii) and (iii) are referred to as "Investments"), except for:

     (a) Investments in cash and Cash Equivalents;

     (b) extensions of credit by (i) any Credit Party (other than Holdings) to any other Credit Party (other than Holdings), (ii) the Borrower or any Domestic Subsidiary of the Borrower to Foreign Subsidiaries of the Borrower not to exceed $3,000,000 in the aggregate at any time outstanding for all such extensions of credit provided, if the extensions of credit described in foregoing clauses (i) and (ii) are evidenced by notes,


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such notes shall be pledged to the Agent, for the benefit of the Agent and
Lenders, and have such terms as the Agent may reasonably require and (iii) a Foreign Subsidiary of the Borrower to another Foreign Subsidiary of the Borrower;

     (c) loans and advances to employees in the Ordinary Course of Business not to exceed $500,000 in the aggregate at any time outstanding;

     (d) Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 5.2(b);

     (e) Investments acquired in connection with the settlement of delinquent accounts in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers;

     (f) Investments consisting of non-cash loans made by Holdings to officers, directors and employees which are used by such Persons to purchase simultaneously Stock or Stock Equivalents of Holdings;

     (g) Investments existing on the Closing Date and set forth on Schedule 5.4;

     (h) other Investments not to exceed $1,000,000 in the aggregate at any time outstanding; and

     (i) Permitted Acquisitions.

     5.5. Limitation on Indebtedness. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

     (a) Indebtedness incurred pursuant to this Agreement;

     (b) Indebtedness consisting of Contingent Obligations described in clause
(i) of the definition thereof and permitted pursuant to Section 5.9;

     (c) Indebtedness existing on the Closing Date and set forth in Schedule 5.5 including extensions and refinancings thereof which do not increase the principal amount of such Indebtedness as of the date of such extension or refinancing;

     (d) Indebtedness not to exceed $5,000,000 in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured by Liens permitted by subsection 5.1(h);

     (e) unsecured intercompany Indebtedness permitted pursuant to subsection 5.4(b);

     (f) Second Lien Indebtedness not to exceed $70,000,000 incurred pursuant to the Second Lien Credit Agreement; provided Second Lien Indebtedness may be increased


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by the amount of the Incremental Second Lien Term Loan provided the following conditions are satisfied:

          (i) no Default or Event of Default has occurred or is continuing or would arise as a result thereof;

          (ii) (x) the Leverage Ratio shall not be greater than 5.50:1.0 and (y) the Senior Leverage Ratio shall not be greater than 3.75:1.0, in each case, after giving effect to the funding of the Incremental Second Lien Term Loan;

          (iii) the Second Lien Lenders shall have executed such documents and agreements as reasonably requested by Agent to evidence the continued subordination of the Second Lien Indebtedness to the Loans;

          (iv) the Second Lien Agent, Second Lien Collateral Agent and the Second Lien Lenders shall not have amended or otherwise modified any term of any Second Lien Loan Document except to the extent not prohibited under
     Section 4.2 of the Closing Date Intercreditor Agreement;

          (v) the Incremental Second Lien Term Loan shall be funded concurrently, if at all, with the funding of the Incremental Senior Loan, if any; and

          (vi) all conditions set forth in subsection 1.12(e) hereof shall be satisfied.

     (g) other unsecured Indebtedness not exceeding in the aggregate at any time outstanding $3,000,000.

     5.6. Transactions with Affiliates. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Borrower or of any such Subsidiary, except:

     (a) as expressly permitted by this Agreement; or

     (b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary provided that, in the case of this clause (b), upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of the Borrower or such Subsidiary and which are disclosed in writing to the Agent.

     5.7. Management Fees and Compensation. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of any Credit Party or to any officer, director or employee of any Credit Party or any Affiliate of any Credit Party except:


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     (a) payment of reasonable compensation to officers and employees for actual services rendered to the Credit Parties and their Subsidiaries in the Ordinary Course of Business;

     (b) payment of directors' fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings not to exceed in the aggregate, with respect to all such items, $250,000 in any fiscal year of the Borrower;

     (c) payment of a management fee to Sponsor or, after the consummation of the Permitted Sale, to New Sponsor (or an Affiliate thereof), in each case, not to exceed $300,000 per annum; provided, however, that the fees described in this clause (c) shall not be paid during any period while an Event of Default has occurred and is continuing or would arise as a result of such payment; provided, further any fees not paid due to the existence of an Event of Default shall be deferred and may be paid when no Event of Default exists;

     (d) reimbursement of reasonable out-of-pocket costs and expenses to Sponsor in an amount not to exceed $100,000 per annum or, after the consummation of the Permitted Sale, if any, to New Sponsor (or an Affiliate thereof) pursuant to the terms of the New Sponsor Management Agreement; and

     (e) on the Closing Date, payment of the Closing Date Management Bonuses.

     5.8. Use of Proceeds. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

     5.9. Contingent Obligations. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:

     (a) endorsements for collection or deposit in the Ordinary Course of Business;

     (b) Rate Contracts entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculation with the Agent's prior written consent or pursuant to Section 4.14;

     (c) Contingent Obligations of the Credit Parties and their Subsidiaries existing as of the Closing Date and listed in Schedule 5.9, including extension and renewals thereof which do not increase the amount of such Contingent Obligations as of the date of such extension or renewal;

     (d) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations;


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     (e) Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to the Agent title insurance policies;

     (f) Contingent Obligations arising with respect to customary indemnification obligations in favor of (i) sellers in connection with Acquisitions permitted hereunder and (ii) purchasers in connection with dispositions permitted under subsection 5.2(b);

     (g) Contingent Obligations arising under Letters of Credit;

     (h) Contingent Obligations arising under guarantees made in the Ordinary Course of Business of obligations of any Credit Party (other than Holdings), which obligations are otherwise permitted hereunder; provided that if such obligation is subordinated to the Obligations, such guarantee shall be subordinated to the same extent;

     (i) Contingent Obligations consisting of guarantees by Holdings or any Subsidiary of Borrower of the Second Lien Indebtedness; and

     (j) other Contingent Obligations not exceeding $1,000,000 in the aggregate at any time outstanding.

     5.10. Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien on any asset of a Credit Party or a Subsidiary of a Credit Party with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, have a Material Adverse Effect. No Credit Party shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

     5.11. Restricted Payments. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding or (iii) make any payment or prepayment of principal of premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness (the items described in clauses (i), (ii) and (iii) above are referred to as "Restricted Payments"); except that any Wholly-Owned Subsidiary of the Borrower may declare and pay dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower, and except that:

     (a) Holdings may declare and make dividend payments or other distributions payable solely in its Stock or Stock Equivalent; and

     (b) the Borrower may make distributions to Holdings which are immediately used by Holdings to redeem from officers, directors and employees Stock and Stock Equivalents provided all of the following conditions are satisfied:

          (i) no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;


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          (ii) after giving effect to such Restricted Payment, the Credit
     Parties are in compliance on a pro forma basis with the covenants set forth in Article VI, recomputed for the most recent quarter for which financial statements have been delivered;

          (iii) the aggregate Restricted Payments permitted (x) in any fiscal year of the Borrower shall not exceed $1,000,000 and (y) during the term of this Agreement shall not exceed $3,000,000; and

          (iv) after giving effect to such Restricted Payment, Availability is not less than $10,000,000;

     (c) in the event the Borrower files a consolidated income tax return with Holdings, Borrower may make distributions to Holdings to permit Holdings to pay federal and state income taxes then due and owing, franchise taxes and other similar licensing expenses incurred in the Ordinary Course of Business provided, that the amount of such distribution shall not be greater, nor the receipt by the Borrower of tax benefits less, than they would have been had the Borrower not filed a consolidated return with Holdings;

     (d) Borrower may make distributions to Holdings which are immediately used by Holdings to pay administrative and corporate overhead expenses of Holdings in an amount not to exceed $300,000 per year.

     (e) Holdings may declare and make dividends or distributions payable in cash to its shareholders at any time on or prior to March 31, 2007; provided that such dividends or distributions are funded solely from the proceeds of equity issuances described in clause (e) of the definition of Excluded Equity Issuance;

     (f) on the Closing Date, Borrower may pay the Closing Date Management Bonuses;

     (g) on the Closing Date, Borrower and Holdings may make the Closing Date Dividend;

     (h) on the Incremental Loan Closing Date, Borrower may make distributions to Holdings using proceeds of the Incremental Loans to the extent necessary to consummate a Liquidity Event; and

     (i) Holdings may redeem Stock and Stock Equivalents of Holdings using proceeds of the Incremental Loans and/or proceeds from Excluded Equity Issuances of the type described in clauses (e) and/or (f) thereof to consummate a Liquidity Event.

     5.12. Change in Business. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof. Holdings shall not engage in any business activities other than (i) ownership of the Stock and Stock Equivalents of Borrower, (ii) activities incidental to maintenance of


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its corporate existence and (iii) performance of its obligations under the
Related Agreements to which it is a party.

     5.13. Change in Structure Except as expressly permitted under this Agreement, no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, make any material changes in its equity capital structure (including in the terms of its outstanding Stock or Stock Equivalents), or amend any of its Organization Documents in any material respect or in any respect adverse to the Agent or Lenders.

     5.14. Accounting Changes. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year or method for determining fiscal quarters of any Credit Party or of any consolidated Subsidiary of any Credit Party.

     5.15. Amendments to Related Agreements and Subordinated Indebtedness.

     (a) No Credit Party shall and no Credit Party shall permit any of its Subsidiaries, to (i) amend, supplement, waive or otherwise modify any provision of, any Related Agreement (other than the Second Lien Credit Documents) in a manner adverse to the Agent or Lenders or which would reasonably be expected to have a Material Adverse Effect, or (ii) take any action under any Related Agreement (other than the Second Lien Credit Documents) that would reasonably be expected to have a Material Adverse Effect.

     (b) The Borrower shall not, and shall not permit any of its Subsidiaries directly or indirectly to, change or amend the terms of the Second Lien Indebtedness evidenced by the Second Lien Credit Documents to the extent such change or amendment is not permitted under, or otherwise is prohibited by, the terms of the Closing Date Intercreditor Agreement.

     5.16. No Negative Pledges. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any such Subsidiary to pay dividends or make any other distribution on any of such Subsidiary's Stock or Stock Equivalents or to pay fees, including management fees, or make other payments and distributions to the Borrower or any of its Subsidiaries. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of the Agent, whether now owned or hereafter acquired except in connection with any document or instrument governing Liens permitted pursuant to subsections 5.1(h) and (i) provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Liens.


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     5.17. OFAC. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to (i) become a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001), (ii) engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such person in any manner violative of Section 2, or (iii) otherwise become a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

     5.18. Press Release and Related Matters. No Credit Party shall, and no Credit Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Credit Party) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which the Agent is party without the prior consent of GE Capital except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital prior thereto.

     5.19. Sale-Leasebacks. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

     5.20. Hazardous Materials. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, cause or suffer to exist any Release of any Hazardous Material at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Credit Party or any Subsidiary of any Credit Party that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Credit Party or any Subsidiary of any Credit Party), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, have a Material Adverse Effect.

     5.21. Prepayment of Second Lien Indebtedness.

     Borrower shall not prepay, in whole or in part, any Second Lien Indebtedness; provided however, Borrower may prepay the Second Lien Indebtedness in accordance with the terms of the Second Lien Credit Agreement if the following conditions are met; (a) no Default or Event of Default has occurred and is continuing, (ii) the Term Loan and any Incremental Senior Loan in the form of an additional term loan has been paid in full and, (iii) both before and after giving effect to such prepayment, the outstanding balance of the Revolving Loans, the Swing Loans and any Incremental Senior Loan in the form of a revolving loan is zero.


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                        ARTICLE VI - FINANCIAL COVENANTS

     Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

     6.1. Capital Expenditures. The Borrower and its Subsidiaries shall not make or commit to make Capital Expenditures for any fiscal year (or shorter period) set forth below in excess of the amount set forth in the table below (the "Capital Expenditure Limitation") with respect to such fiscal year (or shorter period):

Fiscal Period                            Capital Expenditure Limitation
-------------                            ------------------------------
Closing Date through December 31, 2006             $4,500,000
Fiscal year ending December 31, 2007               $4,500,000
Fiscal year ending December 31, 2008               $4,500,000
Fiscal year ending December 31, 2009
   and each fiscal year thereafter                 $5,500,000

; provided, however, in the event the Borrower and its Subsidiaries do not expend the entire Capital Expenditure Limitation in any fiscal year, the Borrower and its Subsidiaries may carry forward to the immediately succeeding fiscal year fifty percent (50%) of the unutilized portion. All Capital Expenditures shall first be applied to reduce the applicable Capital Expenditure Limitation and then to reduce the carry forward from the previous fiscal year, if any.

"Capital Expenditures" shall be calculated in the manner set forth in Exhibit 4.2(b).

     6.2. Leverage Ratio. The Credit Parties shall not permit the Leverage Ratio for the twelve (12) month period ending on any date set forth below to be greater than the maximum ratio set forth in the table below opposite such date:

Date                            Maximum Leverage Ratio
----                            ----------------------
September 30, 2006                   6.00 to 1.00
December 31, 2006                    6.00 to 1.00

March 31,2007                        6.00 to 1.00
June 30, 2007                        6.00 to 1.00
September 30, 2007                   5.75 to 1.00
December 31, 2007                    5.50 to 1.00

March 31, 2008                       5.25 to 1.00


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
June 30, 2008                        5.00 to 1.00
September 30, 2008                   4.75 to 1.00
December 31, 2008                    4.50 to 1.00

March 31, 2009                       4.25 to 1.00
June 30, 2009                        4.00 to 1.00
September 30, 2009                   3.75 to 1.00
December 31, 2009                    3.50 to 1.00

March 31, 2010                       3.25 to 1.00
June 30, 2010 and the last           3.00 to 1.00
   day of each fiscal quarter
   thereafter

"Leverage Ratio" shall be calculated in the manner set forth in Exhibit 4.2(b).

     6.3. Fixed Charge Coverage Ratio. The Credit Parties shall not permit the Fixed Charge Coverage Ratio for the twelve (12) month period (or such shorter period commencing on July 1, 2006) ending on any date set forth below to be less than the minimum ratio set forth in the table below opposite such date:

Date                             Minimum Fixed Charge Ratio
----                             --------------------------
September 30, 2006                      1.15 to 1.00
December 31, 2006                       1.15 to 1.00

March 31, 2007                          1.15 to 1.00
June 30, 2007                           1.15 to 1.00
September 30, 2007                      1.20 to 1.00
December 31, 2007                       1.20 to 1.00

March 31, 2008                          1.20 to 1.00
June 30, 2008                           1.20 to 1.00
September 30, 2008 and                  1.25 to 1.00
   the last day of each fiscal
   quarter thereafter

"Fixed Charge Coverage Ratio" shall be calculated in the manner set forth in
Exhibit 4.2(b).

                         ARTICLE VII - EVENTS OF DEFAULT

     7.1. Event of Default. Any of the following shall constitute an "Event of Default":

     (a) Non-Payment. Any Credit Party fails (i) to pay when and as required to be paid herein, any amount of principal of any Loan, including after maturity of the


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Loans, or to pay any L/C Reimbursement Obligation or (ii) to pay within three
(3) Business Days after the same shall become due, interest on any Loan, any fee or any other amount payable hereunder or pursuant to any other Loan Document; or

     (b) Representation or Warranty. Any representation, warranty or certification by or on behalf of any Credit Party made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

     (c) Specific Defaults. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of Sections 4.1, 4.2(b), 4.3(a), 4.6(a)(i), 4.9, Article V or Article VI hereof or the Fee Letter; or

     (d) Other Defaults. Any Credit Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) the date upon which a Responsible Officer of any Credit Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the Borrower by the Agent or Required Lenders; or

     (e) Cross-Default. (i) Any Credit Party (x) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (y) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded or (ii) any default or event of default shall have occurred and be continuing under the Second Lien Indebtedness Documents; or

     (f) Insolvency; Voluntary Proceedings. The Borrower, individually, ceases or fails, or the Credit Parties and their Subsidiaries on a consolidated basis, cease or fail, to be Solvent, or any Credit Party: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the


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ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

     (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any such Person's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Credit Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S., law) is ordered in any Insolvency Proceeding; or (iii) any Credit Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

     (h) Monetary Judgments. One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Credit Parties involving in the aggregate a liability (to the extent not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $3,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty
(30) days after the entry thereof; or

     (i) Non-Monetary Judgments. One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Credit Parties which has or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period often (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (j) Collateral. Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party party thereto or any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than the failure of the Agent to take any action within its control) cease to be a perfected and first priority security interest subject only to Permitted Liens; or

     (k) Ownership.

          (i) (x) Prior to the earlier to occur of the consummation of the Permitted Sale and the funding of the Incremental Loans, Sponsor at any time fails to own beneficially, directly or indirectly, at least a majority of the issued and outstanding voting Stock of Holdings free and clear of all Liens, rights options, warrants or other similar agreements or understandings, or, in any event, ceases to have the right to appoint and cause to be elected members of the board


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     of directors, or similar governing body, of Holdings possessing votes constituting a majority of the votes of all members of the board of directors or other similar governing body of Holdings, (y) after the funding of the Incremental Loans in connection with a Liquidity Event not constituting a Permitted Sale, if such funding occurs in accordance with
     Section 1.12 and subsection 5.5(f) hereof, Sponsor ceases to have the right to appoint and cause to be elected members of the board of directors, or similar governing body, of Holdings possessing votes constituting a majority of the votes of all members of the board of directors or other similar governing body of Holdings, whether through ownership of voting Stock or otherwise and (z) after the consummation of the Permitted Sale, if the Permitted Sale occurs in accordance with the terms of this Agreement, New Sponsor at any time fails to own beneficially, directly or indirectly, a majority of the issued and outstanding voting Stock of Holdings free and clear of all Liens, rights options, warrants or other similar agreements or understandings, or in any event, ceases to have the right to appoint and cause to be elected members of the board of directors, or similar governing body, of Holdings possessing votes constituting a majority of the votes of all members of the board of directors or other similar governing body of Holdings; or

          (ii) at any time, Holdings ceases to own one hundred percent (100%) of the issued and outstanding Stock and Stock Equivalents of the Borrower, free and clear of all Liens, rights, options, warrants or other similar agreements or understandings, other than Liens in favor of the Agent, for the benefit of the Agent and Lenders and Second Lien Indebtedness Liens to the extent permitted under subsection 5.1(q) hereof.

     (1) Invalidity of Subordination Provisions. The subordination provisions of the Closing Date Intercreditor Agreement or any agreement or instrument governing any Subordinated Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions.

     7.2. Remedies. Upon the occurrence and during the continuance of any Event of Default, the Agent may, and shall at the request of the Required Lenders:

     (a) declare all or any portion of the Commitment of each Lender to make Loans or of the L/C Issuer to issue Letters of Credit to be terminated, whereupon such Commitments shall forthwith be terminated;

     (b) declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; and/or


                                       54

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     (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsections 7.1(f) or 7.1(g) above (in the case of clause (i) of subsection 7.1(g) upon the expiration of the sixty (60) day period mentioned therein), the obligation of each Lender to make Loans and the obligation of the L/C Issuer to issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, any Lender or the L/C Issuer.

     7.3. Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

     7.4. Cash Collateral for Letters of Credit. If an Event of Default has occurred and is continuing or this Agreement (or the Revolving Loan Commitment) shall be terminated for any reason, then the Agent may, and upon request of Required Revolving Lenders, shall, demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 7.2 hereof), and the Borrower shall thereupon deliver to the Agent, to be held for the benefit of the L/C Issuer, Agent and the Lenders entitled thereto, an amount of cash equal to one hundred and five percent (105%) of the amount of Letter of Credit Obligations as additional collateral security for Obligations in respect of any outstanding Letter of Credit. The Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Credit Parties' Obligations in respect of any Letters of Credit. Pending such application, the Agent may (but shall not be obligated to) invest the same in an interest bearing account in the Agent's name, for the benefit of the Agent and the Lenders entitled thereto, under which deposits are available for immediate withdrawal, at such bank or financial institution as the L/C Issuer and Agent may, in their discretion, select.

                            ARTICLE VIII - THE AGENT

     8.1. Appointment and Duties.

     (a) Appointment of Agent. Each Lender and each L/C Issuer hereby appoints GE Capital (together with any successor Agent pursuant to Section 8.9) as the Agent hereunder and authorizes the Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender acknowledged that it has received a copy of the Closing Date Intercreditor Agreement, consents to Agent's execution of the Closing Date Intercreditor


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Agreement on behalf of such Lender and agrees to be bound by the terms and provisions of the Closing Date Intercreditor Agreement.

     (b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, the Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders and L/C Issuers), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in subsection 7.1(g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Lender or L/C Issuer is hereby authorized to make such payment to the Agent,
(ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Lenders and L/C Issuers with respect to any Obligation in any proceeding described in subsection 7.1(g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Lender and L/C Issuer for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Agent, the Lenders and L/C Issuers with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for the Agent, the Lenders and the L/C Issuers for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender or L/C Issuer, and may further authorize and direct the Lenders and the L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Agent, and each Lender and L/C Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

     (c) Limited Duties. Under the Loan Documents, the Agent (i) is acting solely on behalf of the Lenders and the L/C Issuers (except to the limited extent provided in subsection 1.4(c) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term "Agent", the terms "agent", "Agent" and "collateral agent" and similar terms in any Loan Document to refer to the Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, L/C Issuer or any other Person and
(iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender and L/C Issuer hereby waives and agrees not to assert any claim against the Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.


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     8.2. Binding Effect. Each Lender and each L/C Issuer agrees that (i) any action taken by the Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and L/C Issuers.

     8.3. Use of Discretion

     (a) No Action without Instructions. The Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

     (b) Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, the Agent shall not be required to take, or to omit to take, any action
(i) unless, upon demand, the Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Agent, any other Person) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Agent or any Related Person thereof or (ii) that is, in the opinion of the Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

     8.4. Delegation of Rights and Duties. The Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender or L/C Issuer). Any such Person shall benefit from this Article VIII to the extent provided by the Agent.

     8.5. Reliance and Liability.

     (a) The Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.9, (ii) rely on the Register to the extent set forth in Section 1.4, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.


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     (b) None of the Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender, L/C Issuer, Holdings, the Borrower and each other Credit Party hereby waive and shall not assert (and each of Holdings and the Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Agent:

          (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Agent, when acting on behalf of the Agent);

          (ii) shall not be responsible to any Lender, L/C Issuer or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

          (iii) makes no warranty or representation, and shall not be responsible, to any Lender, L/C Issuer or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by the Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Agent in connection with the Loan Documents; and

          (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender or L/C Issuer describing such Default or Event of Default clearly labeled "notice of default" (in which case the Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, L/C Issuer, Holdings and the Borrower hereby waives and agrees not to assert (and each of


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Holdings and the Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against the Agent based thereon.

     8.6. Agent Individually. The Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor. To the extent the Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms "Lender", "Revolving Lender", "Required Lender", "Required Revolving Lender" and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Revolving Lender or as one of the Required Lenders or Required Revolving Lenders, respectively.

     8.7. Lender Credit Decision. Each Lender and each L/C Issuer acknowledges that it shall, independently and without reliance upon the Agent, any Lender or L/C Issuer or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by the Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by the Agent to the Lenders or L/C Issuers, the Agent shall not have any duty or responsibility to provide any Lender or L/C Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of the Agent or any of its Related Persons.

     8.8. Expenses; Indemnities.

     (a) Each Lender agrees to reimburse the Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand, severably and ratably, of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by the Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.


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     (b) Each Lender further agrees to indemnify the Agent and each of its
Related Persons (to the extent not reimbursed by any Credit Party), severably and ratably, from and against Liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to the Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

     8.9. Resignation of Agent or L/C Issuer.

     (a) The Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective; provided however, in the event of any purchase and sale of the type set forth in Section 5 of the Closing Date Intercreditor Agreement, Agent may resign immediately. If the Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent. If, within 30 days after the retiring Agent having given notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders. Each appointment under this clause
(a)(i) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of a Default.

     (b) Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents,
(ii) the Lenders shall assume and perform all of the duties of the Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 8.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

     (c) Any L/C Issuer may resign at any time by delivering notice of such resignation to the Agent, effective on the date set forth in such notice or, if no such date is set forth therein, on the date such notice shall be effective. Upon such resignation, the L/C Issuer shall remain an L/C Issuer and shall retain its rights and obligations in its


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capacity as such (other than any obligation to Issue Letters of Credit but including the right to receive fees or to have Lenders participate in any L/C Reimbursement Obligation thereof) with respect to Letters of Credit issued by such L/C Issuer prior to the date of such resignation and shall otherwise be discharged from all other duties and obligations under the Loan Documents.

     8.10. Release of Collateral or Guarantors. Each Lender and L/C Issuer hereby consents to the release and hereby directs the Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

     (a) any Subsidiary of the Borrower from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 4.13; and

     (b) any Lien held by the Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 4.13 after giving effect to such transaction have been granted, (ii) any property subject to a Lien permitted hereunder in reliance upon subsection 5.1(h) or (i) and (iii) all of the Collateral and all Credit Parties, upon (A) termination of the Revolving Loan Commitments, (B) payment and satisfaction in full of all Loans, all L/C Reimbursement Obligations and all other Obligations under the Loan Documents that the Agent has been notified in writing are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations (or, in the case of any Letter of Credit Obligation, receipt by Agent of a back-up letter of credit), in amounts and on terms and conditions and with parties satisfactory to the Agent and each Indemnitee that is owed such Obligations and
(D) to the extent requested by the Agent, receipt by Agent, the Lenders and the L/C Issuers of liability releases from the Credit Parties each in form and substance acceptable to the Agent.

Each Lender and L/C Issuer hereby directs the Agent, and the Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this
Section 8.10.

     8.11. Co-Agent, Documentation Agent and Syndication Agent. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Co-Agent, Documentation Agent and Syndication Agent shall not have any duties or responsibilities, nor shall the Co-Agent, Documentation Agent and Syndication Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan


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Document or otherwise exist against the Co-Agent, Documentation Agent and
Syndication Agent.

                           ARTICLE IX - MISCELLANEOUS

     9.1. Amendments and Waivers.

     (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders, the Borrower and acknowledged by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby, the Borrower and acknowledged by the Agent, do any of the following:

          (i) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to subsection 7.2(a));

          (ii) postpone or delay any date fixed for, or waive, any scheduled installment of principal or any payment of interest, fees or other amounts due to the Lenders (or any of them) or L/C Issuer hereunder or under any other Loan Document;

          (iii) reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document, including L/C Reimbursement Obligations;

          (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

          (v) amend this Section 9.1 or the definition of Required Lenders or any provision providing for consent or other action by all Lenders; or

          (vi) discharge any Credit Party from its respective payment Obligations under the Loan Documents, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents;

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (iv), (v) and
(vi). Notwithstanding anything to the contrary contained in this subsection 9.1
(a), any Lender that is also a Second Lien Lender shall not have any voting or consent rights under or with respect to any waiver, amendment or consent pursuant to the preceding clause (vi).


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     (b) No amendment, waiver or consent shall, unless in writing and signed by
(i) the Agent, the Swingline Lender or the L/C Issuer, as the case may be, in addition to the Required Lenders, all the Lenders affected thereby or all the Lenders, as the case may be, affect the rights or duties of the Agent, the Swingline Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document and (ii) GE Capital, in addition to the Required Lenders, all the Lenders affected thereby or all the Lenders, as the case may be, affect the rights or duties of GE Capital in respect of any Swap Related Reimbursement Obligations.

     (c) No amendment or waiver shall, unless signed by Required Revolving Lenders in addition to the Required Lenders: (i) amend or waive compliance with the conditions precedent to the obligations of Lenders to make any Revolving Loan (or of L/C Issuer to issue any Letter of Credit) in Section 2.2; (ii) amend or waive non-compliance with any provision of subsection 1.1(c); (iii) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of Lenders to make any Revolving Loan (or of L/C Issuer to issue any Letter of Credit) in Section 2.2; (iv) amend or waive this
Section 9.1(c) or the definitions of the terms used in this Section 9.1(c) insofar as the definitions affect the substance of this Section 9.1(c); and (v) change the definition of the term Required Revolving Lenders or the percentage of Lenders which shall be required for Revolving Lenders to take any action hereunder.

     (d) Notwithstanding the foregoing provisions of this Section 9.1, in the event the Incremental Senior Loan is made in accordance with the provisions of
Section 1.12, Agent and such Lenders and other Persons making such Incremental Senior Loan shall be permitted, on behalf of all Lenders (and are hereby authorized by all such Lenders), to enter into amendments to this Agreement and all other Loan Documents to provide for the making of such Incremental Senior Loan on the terms set forth in Section 1.12. In no event shall the provisions of this subsection 9.1(d) obligate the Agent or any Lender to make the Incremental Senior Loan.

     9.2. Notices.

     (a) Addresses. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to the address set forth on the applicable signature page hereto, (ii) posted to Intralinks(R) (to the extent such system is available and set up by or at the direction of the Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www. intralinks.com, faxing it to 866-545-6600 with an appropriate bar-code fax coversheet or using such other means of posting to Intralinks(R) as may be available and reasonably acceptable to the Agent prior to such posting, (iii) posted to any other E-System set up by or at the direction of Agent or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrower, the Agent and the Swingline Lender, to the other parties hereto and (B) in the case of all other parties, to the Borrower and the Agent. Transmission by electronic mail (including E-Fax, even if


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transmitted to the fax numbers set forth above) shall not be sufficient or effective to transmit any such notice under this clause (a).

     (b) Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, 1 Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender's receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the date of such posting and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to Agent pursuant to Article I shall be effective until received by Agent.

     (c) Each Lender shall notify the Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     9.3. Electronic Transmissions.

     (a) Authorization. Subject to the provisions of Section 9.2(a), each of Agent, Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

     (b) Signatures. Subject to the provisions of Section 9.2(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a "signature" and (C) each such posting shall be deemed sufficient to satisfy any requirement for a "writing", in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which Agent, each Lender and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or


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enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party's or beneficiary's right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

     (c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 9.2 and this Section 9.3, separate terms and conditions posted or referenced in such E-System and related Contractual Obligations executed by Agent and Credit Parties in connection with the use of such E-System.

     (d) LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED "AS IS" AND "AS AVAILABLE". NONE OF AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E- SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each of Borrower, each other Credit Party executing this Agreement and each Lender agrees that Agent has no responsibility for maintaining or providing any equipment, software, service or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

     9.4. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Credit Party, any Affiliate of any Credit Party, the Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

     9.5. Costs and Expenses. Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of Agent or Required Lenders, shall be at the expense of such Credit Party, and neither Agent nor any Lender shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, the Borrower agrees to pay or reimburse upon demand (a) the Agent and Co-Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared


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in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs to the Agent and Co-Agent, (b) the Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by the Agent for its examiners), (c) each of the Agent and Co-Agent, their Related Persons, and L/C Issuer for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out", (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document, Obligation or Related Transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including Attorney Costs and (d) fees and disbursements of Attorney Costs of one law firm on behalf of all Lenders (other than Agent and Co-Agent) incurred in connection with any of the matters referred to in clause (c) above.

     9.6. Indemnity.

     (a) Each Credit Party agrees to indemnify, hold harmless and defend Agent, each Lender, each L/C Issuer and each of their respective Related Persons (each such Person being an "Indemnitee") from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Related Agreement, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Loan or the use of any Letter of Credit or any securities filing of, or with respect to, any Credit Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Credit Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including attorneys' fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the "Indemnified Matters"); provided, however, that no Credit Party shall have any liability under this
Section 9.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such


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Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each of Borrower and each other Credit Party executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

     (b) Without limiting the foregoing, "Indemnified Matters" includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Credit Party or any Related Person of any Credit Party or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any real property of any Credit Party or any Related Person or any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Credit Party or any Related Person of any Credit Party or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Agent or following Agent or any Lender having become the successor-in-interest to any Credit Party or any Related Person of any Credit Party and (ii) are attributable solely to acts of such Indemnitee.

     9.7. Marshaling; Payments Set Aside. Neither the Agent nor any Lender shall be under any obligation to marshal any property in favor of any Credit Party or any other Person or against or in payment of any Obligation. To the extent that the Agent or any Lender receives a payment from Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

     9.8. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 9.9 hereof, and provided further that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

     9.9. Assignments and Participations; Binding Effect.

     (a) This Agreement shall become effective when it shall have been executed by Holdings, the Borrower, the other Credit Parties signatory hereto and the Agent and when the Agent shall have been notified by each Lender and the initial L/C Issuer that


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such Lender or L/C Issuer has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Holdings, the Borrower, the other Credit Parties hereto (in each case except for Article VIII), the Agent, each Lender and L/C Issuer and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 8.9), none of Holdings, the Borrower, any other Credit Party, any L/C Issuer or the Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

     (b) Each Lender may sell, transfer, negotiate or assign (a "Sale") all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans and Letters of Credit) to (i) any existing Lender, (ii) any Affiliate or Approved Fund of any existing Lender or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Agent and, as long as no Event of Default is continuing the Borrower; provided, however, that (x) such Sales do not have to be ratable between the Revolving Loan and Term Loan but must be ratable among the obligations owing to and owed by such Lender with respect to the Revolving Loans or Term Loan and (y) for each Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans, Commitments and Letter of Credit Obligations subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor's (together with its Affiliates and Approved Funds) entire interest in such Facility or is made with the prior consent of the Borrower and the Agent; provided that, the consent of Borrower shall not be required at any time than an Event of Default has occurred and is continuing.

     (c) The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to the Agent (which shall keep a copy thereof) an Assignment, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to the Agent), any tax forms required to be delivered pursuant to Section 10.1 and payment by the assignee of an assignment fee in the amount of $3,500; provided that, no assignment fee shall be payable in connection with an assignment to an Affiliate or an Approved Fund. Upon receipt of all the foregoing, and conditioned upon such receipt and upon the Agent consenting to such Assignment (if required), from and after the effective date specified in such Assignment, the Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

     (d) Effective upon the entry of such record in the Register, (i) such assignee shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender,
(ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or


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circumstances occurring prior to such assignment (and, in the case of an
Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

     (e) In addition to the other rights provided in this Section 9.9, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender's Indebtedness or equity securities, without notice to the Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

     (f) In addition to the other rights provided in this Section 9.9, each Lender may, (x) with notice to the Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from the Agent or the Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loan, Revolving Loans and Letters of Credit); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender's rights and obligations, and the rights and obligations of the Credit Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Article X, but, with respect to Section 10.1, only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to subsection 10.1(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and
(iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender's ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents


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(including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii) and (iii) of subsection 9.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in clause (vi) of subsection 9.1 (a). No party hereto shall institute (and each of Borrower and Holdings shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.

     (g) Nothing contained in this Section 9.9 shall require the consent of any party for GE Capital to assign any of its rights in respect of any Swap Related Reimbursement Obligation.

     9.10. Confidentiality. Each Lender, L/C Issuer and the Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Credit Party as confidential for a period of two (2) years following the date on which this Agreement terminates in accordance with the terms hereof, except that such information may be disclosed
(i) with the Borrower's consent, (ii) to Related Persons of such Lender, L/C Issuer or the Agent, as the case may be, or to any Person that any L/C Issuer causes to issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential, (iii) to the extent such information presently is or hereafter becomes available to such Lender, L/C Issuer or the Agent, as the case may be, on a non-confidential basis from a source other than any Credit Party,
(iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements or in any tombstone or other advertising materials (and the Loan Parties consent to the publication of such tombstone or other advertising materials by the Agent, any Lender, any L/C Issuer or any of their Related Persons), (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify borrowers, (vii) to current or prospective assignees, SPVs (including the investors therein) or participants, direct or contractual counterparties to any Rate Contracts permitted hereunder and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 9.10, (viii) in connection with the exercise of any remedy under any Loan Document, (ix) to an investor or prospective investor in a Securitization that agrees that its access to information regarding the Credit Parties, the Loans and the Loan Documents is solely for purposes of evaluating an


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investment in a Securitization and who agrees to treat such information as confidential and (x) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for a Securitization. In the event of any conflict between the terms of this Section
9.10 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 9.10 shall govern.

Each Credit Party consents to the publication by Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using Borrower's or any other Credit Party's name, product photographs, logo or trademark. Agent or such Lender shall provide a draft of any advertising material to Borrower for review and comment prior to the publication thereof.

     9.11. Set-off; Sharing of Payments.

     (a) Right of Setoff. Each of the Agent, each Lender, each L/C Issuer and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Agent, such Lender, such L/C Issuer or any of their respective Affiliates to or for the credit or the account of the Borrower or any other Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. Each of the Agent, each Lender and each L/C Issuer agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 9.11 are in addition to any other rights and remedies (including other rights of setoff) that the Agent, the Lenders and the L/C Issuers and their Affiliates may have.

     (b) Sharing of Payments, Etc. If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or "proceeds" (as defined under the applicable UCC) of Collateral) other than pursuant to Article X and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, the Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by the Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender


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or L/C Issuer in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or L/C Issuer without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation.

     9.12. Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

     9.13. Severability; Facsimile Signature. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder. Any Loan Document, or other agreement, document or instrument, delivered by facsimile transmission shall have the same force and effect as if the original thereof had been delivered.

     9.14. Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

     9.15. Independence of Provisions. The parties hereto acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

     9.16. Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to the Agent, each Lender and other parties hereto, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in the preparation of such documents and agreements.

     9.17. No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.


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     9.18. Governing Law and Jurisdiction.

     (a) Governing Law. The laws of the New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement.

     (b) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America sitting for the Southern District of New York and, by execution and delivery of this Agreement, each of Borrower and each other Credit Party executing this Agreement hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

     (c) Service of Process. Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (d) Non-Exclusive Jurisdiction. Nothing contained in this Section 9.18 shall affect the right of Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

     9.19. WAIVER OF JURY TRIAL. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE

     9.20. Entire Agreement; Release; Survival.

     (a) THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND


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ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, FEE LETTER, CONFIDENTIALITY AND
SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY OF LENDER OR ANY L/C
ISSUER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH
TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

     (b) Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each of Borrower and each other Credit Party signatory hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     9.21. Patriot Act. Each Lender that is subject to the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

     9.22. Replacement of Lender. Within forty-five days after: (i) receipt by the Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional costs as provided in Sections 10.1, 10.3 and/or 10.6;
(ii) any default by a Lender in its obligation to make Loans hereunder after all conditions thereto have been satisfied or waived in accordance with the terms hereof, provided such default shall not have been cured; or (iii) any failure by any Lender to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto, the Borrower may, at its option, notify the Agent and such Affected Lender (or such defaulting or non-consenting Lender, as the case may be) of the Borrower's intention to obtain, at the Borrower's expense, a replacement Lender ("Replacement Lender") for such Affected Lender (or such defaulting or non-consenting Lender, as the case may be), which Replacement Lender shall be reasonably satisfactory to the Agent. In the event the Borrower obtains a Replacement Lender within forty-five (45) days following notice of its intention to do so, the Affected Lender (or defaulting or non-consenting Lender, as the case may be)


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shall sell and assign its Loans and Commitments to such Replacement Lender, at par, provided that the Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment. In the event that a replaced Lender does not execute an Assignment and Acceptance pursuant to Section 9.8 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 9.22 and presentation to such replaced Lender of an Assignment and Acceptance evidencing an assignment pursuant to this
Section 9.22, the Borrower shall be entitled (but not obligated) to execute such an Assignment and Acceptance on behalf of such replaced Lender, and any such Assignment and Acceptance so executed by the Borrower, the Replacement Lender and the Agent, shall be effective for purposes of this Section 9.22 and Section
9.8. Upon any such assignment and payment and compliance with the other provisions of Section 9.8, such replaced Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive as to such replaced Lender.

     9.23. Joint and Several. The obligations of the Credit Parties hereunder and under the other Loan Documents are joint and several.

     9.24. Lender-Creditor Relationship. The relationship between Agent, each Lender and the L/C Issuer, on the one hand, and the Credit Parties, on the other hand, is solely that of lender and creditor. None of Agent, L/C Issuer or any Lender has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between Agent, Lenders, L/C Issuer and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

               ARTICLE X - TAXES, YIELD PROTECTION AND ILLEGALITY

     10.1. Taxes.

     (a) Except as otherwise provided in this Section 10.1, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding the taxes set forth in clauses (i) and (ii) below, the "Taxes") other than for (i) taxes measured by net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on Agent or any Lender as a result of a present or former connection between such Person and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from Agent or any Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document) or (ii) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by Agent or any Lender to deliver the documentation required to be delivered pursuant to clause (f) below.


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     (b) If any Taxes shall be required by law to be deducted from or in respect of any amount payable under any Loan Document to Agent or any Lender (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 10.1), Agent or such Lender receives the amount it would have received had no such deductions been made, (ii) the relevant
Credit Party shall make such deductions, (iii) the relevant Credit Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Credit Party shall deliver to the Agent an original or certified copy of a receipt evidencing such payment; provided, however, that no such increase shall be made with respect to, and no Credit Party shall be required to indemnify Agent or any Lender pursuant to clause (d) below for, withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a Lender under this Agreement in the capacity under which such Person makes a claim under this clause (b), except in each case to the extent such Person is a direct or indirect assignee (other than pursuant to Section 9.22) of any Lender that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under this clause (b).

     (c) In addition, the Borrower agrees to pay, and authorizes the Agent to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, "Other Taxes"). The Swingline Lender may, without any need for notice, demand or consent from the Borrower, by making funds available to the Agent in the amount equal to any such payment, make a Swing Loan to the Borrower in such amount, the proceeds of which shall be used by the Agent in whole to make such payment. Within 30 days after the date of any payment of Taxes or Other Taxes by any Credit Party, the Borrower shall furnish to the Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof.

     (d) The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Agent), Agent and each Lender for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.1) paid by such Agent or such Lender and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate of the Agent or such Lender (or of the Agent on behalf of such Lender) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrower with copy to the Agent, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, the Agent and such Secured Party may use any reasonable averaging and attribution methods.

     (e) Any Lender claiming any additional amounts payable pursuant to this
Section 10.1 shall use its reasonable efforts (consistent with its internal policies and


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Requirements of Law) to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

     (f) (i) Each Non-US. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding tax or, after a change in any Requirement of Law, is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a "Non-U.S. Lender Party" hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Borrower or the Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to the Agent that such Non-U.S. Lender Party is not (1) a "bank" within the meaning of
Section 881(c)(3)(A) of the Code, (2) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Credit Parties and the Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

          (ii) Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a "U.S. Lender Party" hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete,
(C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Borrower or the Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.


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          (iii) Each Lender having sold a participation in any of its
Obligations or identified an SPV as such to the Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to the Agent.

     10.2. Illegality. If after the date hereof any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Rate Loans, then, on notice thereof by such Lender to the Borrower through the Agent, the obligation of that Lender to make LIBOR Rate Loans shall be suspended until such Lender shall have notified the Agent and the Borrower that the circumstances giving rise to such determination no longer exists.

     (a) Subject to clause (c) below, if any Lender shall determine that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall prepay in full all LIBOR Rate Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 10.4.

     (b) If the obligation of any Lender to make or maintain LIBOR Rate Loans has been terminated, the Borrower may elect, by giving notice to such Lender through the Agent that all Loans which would otherwise be made by any such Lender as LIBOR Rate Loans shall be instead Base Rate Loans.

     (c) Before giving any notice to the Agent pursuant to this Section 10.2, the affected Lender shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

     10.3. Increased Costs and Reduction of Return.

     (a) If any Lender or L/C Issuer shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) subsequent to the date hereof, there shall be any increase in the cost to such Lender or L/C Issuer of agreeing to make or making, funding or maintaining any LIBOR Rate Loans or of issuing or maintain any Letter of Credit, then the Borrower shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by such Lender or L/C Issuer (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender or L/C Issuer, additional amounts as are sufficient to compensate such Lender or L/C Issuer for such increased costs; provided, that the Borrower shall not be required to compensate any Lender or L/C Issuer pursuant to this


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Section for any increased costs incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies the Borrower, in writing of the increased costs and of such Lender's or L/C Issuer's intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     (b) If any Lender or L/C Issuer shall have determined that:

          (i) the introduction of any Capital Adequacy Regulation;

          (ii) any change in any Capital Adequacy Regulation;

          (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

          (iv) compliance by such Lender or L/C Issuer (or its Lending Office) or any entity controlling the Lender or L/C Issuer, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by such Lender or L/C Issuer or any entity controlling such Lender or L/C Issuer and (taking into consideration such Lender's or such entities' policies with respect to capital adequacy and such Lender's or L/C Issuer's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment(s), loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of such Lender or L/C Issuer (with a copy to the Agent), the Borrower shall pay to such Lender or L/C Issuer, from time to time as specified by such Lender or L/C Issuer, additional amounts sufficient to compensate such Lender or L/C Issuer (or the entity controlling the Lender or L/C Issuer) for such increase; provided, that the Borrower shall not be required to compensate any Lender or L/C Issuer pursuant to this Section for any amounts incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies the Borrower, in writing of the amounts and of such Lender's or L/C Issuer's intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     10.4. Funding Losses. The Borrower agrees to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

     (a) the failure of the Borrower to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof);


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     (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion;

     (c) the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with Section 1.7;

     (d) the prepayment (including pursuant to Section 1.8) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

     (e) the conversion pursuant to Section 1.6 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Borrower to the Lenders under this Section 10.4 and under subsection 10.3(a): each LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

     10.5. Inability to Determine Rates. If the Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan or that the LIBOR applicable pursuant to subsection 1.3(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will forthwith give notice of such determination to the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Continuation/ Conversion then submitted by it. If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans.

     10.6. Reserves on LIBOR Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error), payable on each date on which interest is payable on such


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Loan provided the Borrower shall have received at least fifteen (15) days' prior written notice (with a copy to the Agent) of such additional interest from the Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice.

     10.7. Certificates of Lenders. Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

     10.8. Survival. The agreements and obligations of the Borrower in this
Article X shall survive the payment of all other Obligations.

                            ARTICLE XI - DEFINITIONS

     11.1. Defined Terms. The following terms are defined in the Sections or subsections referenced opposite such terms:

"Affected Lender"                         9.22
"Assignee"                                9.8(a)
"Assignment and Acceptance"               9.8(a)(ii)
"Borrower"                                Preamble
"Capital Expenditure Limitation"          6.1
"Commitment Fee"                          1.9(b)
"Confidential Information"                9.9
"EBITDA"                                  Exhibit 4.2(b)
"Event of Default"                        7.1
"Excess Cash Flow"                        Exhibit 1.8(e)
"Fee Letter"                              1.9(a)
"Fixed Charge Coverage Ratio"             Exhibit 4.2(b)
"Holdings"                                Recitals
"Incremental Second Lien Term Loan"       1.12
"Incremental Senior Loan"                 1.12
"Incremental Loans"                       1.12
"Indemnified Person"                      9.5
"Indemnified Liabilities"                 9.5
"Investments"                             5.4
"L/C Reimbursement Agreement"             1.1(c)
"L/C Reimbursement Date"                  1.1(c)
"L/C Sublimit"                            1.1(c)
"Lender"                                  Preamble
"Letter of Credit Fee"                    1.9(c)
"Leverage Ratio"                          Exhibit 4.2(b)
"Maximum Lawful Rate"                     1.3(d)
"Maximum Revolving Loan Balance"          1.1(b)
"Non-Funding Lender"                      1.11(b)


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
"Originating Lender"                      9.8(d)
"Other Lender"                            1.11(e)
"Other Taxes"                             10.1(b)
"Participant"                             9.8(d)
"Permitted Liens"                         5.1
"Register"                                1.4(c)
"Restricted Payments"                     5.11
"Replacement Lender"                      9.22
"Revolving Loan Commitment"               1.1(b)
"Revolving Loan"                          1.1(b)
"Sale"                                    9.9(b)
"Senior Leverage Ratio"                   Exhibit 4.2(b)
"Settlement Date"                         1.11(b)
"Swap Register"                           1.4(d)
"Swap Related Reimbursement Obligation"   1.1(d)
"Swing Loan"                              l.1(e)
"Swingline Request"                       1.1(e)
"Taxes"                                   10.1(a)
"Term Loan "                              1.1(a)
"Term Loan Commitment"                    1.1(a)

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

     "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination with another Person.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the Stock (either directly or through ownership of Stock Equivalents) of a Person shall for the purposes of this Agreement, be deemed to control the other Person. Notwithstanding the foregoing, neither the Agent nor any Lender shall be deemed an "Affiliate" of any Credit Party or of any Subsidiary of any Credit Party.

     "Agent" means GE Capital in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent.


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     "Agent-Related Persons" means GE Capital and any successor agent arising under Section 8.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Aggregate Revolving Loan Commitment" means the combined Revolving Loan Commitments of the Lenders, which shall initially be in the amount of $20,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

     "Aggregate Term Loan Commitment" means the combined Term Loan Commitments of the Lenders, which shall initially be in the amount of $145,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

     "Applicable Margin" means:

     (a) as of the Closing Date: (i) if a Base Rate Loan, one and one half percent (1.50%) per annum and (ii) if a LIBOR Rate Loan, two and three-quarters percent (2.75%) per annum; and

     (b) thereafter, the Applicable Margin shall equal the applicable LIBOR margin or Base Rate margin in effect from time to time determined based upon the ratings assigned to the Loans by Moody's Investors Service Inc. ("Moody's") and Standard & Poor's Corporation ("S&P") as set forth in the table below:

                   Revolving Loans, Swing Loans and Term Loan

     Ratings          LIBOR Margin   Base Rate Margin
     -------          ------------   ----------------
   (S&P/Moody's)
   B/B2 or below          2.75%            1.50%
("Credit Level I")
   B+/B1 or above         2.50%            1.25%
("Credit Level II")

The Applicable Margin shall be adjusted from time to time upon delivery to the Agent of evidence of the ratings assigned to the Loans. If such evidence indicates that the Applicable Margin shall increase or decrease, then on the first Business Day following the date of delivery of such evidence, the Applicable Margin shall be adjusted in accordance therewith; provided, however, that if either S&P or Moody's fails to assign a rating to the Loans, the LIBOR margin shall be 2.75% and the Base Rate margin shall be 1.50%. If the ratings assigned to the Loans by each of S&P and Moody's are such that a different Credit Level is associated with each such rating, the Credit Level associated with the lower rating shall be used. For purposes of explanation only, if S&P assigns a rating of B+ and Moody's assigns a rating of B2, then the margin associated with the Credit Level I rating as set forth above shall be used. Borrower covenants and agrees to deliver to Agent promptly, notice of any change in ratings or if either or both of S&P


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and/or Moody's ceases to rate the Loans. Notwithstanding anything herein to the contrary, Swing Loans may not be LIBOR Rate Loans.

     "Approved Fund" means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or
(iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

     "Assignment" means an assignment agreement entered into by a Lender, as assignor, and any prospective assignee thereof and accepted by the Agent, in substantially the form of Exhibit 11.1 (a).

     "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel.

     "Available Swingline Commitment" means the lesser of (x) the Swingline Commitment and (y) the Aggregate Revolving Loan Commitment then in effect, minus the sum of (A) the aggregate amount of Letter of Credit Obligations and (B) the aggregate principal amount of outstanding Revolving Loans.

     "Availability" means, as of any date of determination, the amount by which
(a) the Maximum Revolving Loan Balance, exceeds (b) the sum of the aggregate outstanding principal balance of Revolving Loans.

     "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

     "Base Rate" means, at any time, a rate per annum equal to the higher of (a) the rate last quoted by The Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's largest banks" in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the "bank prime loan" rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Federal Reserve Board (as determined by Agent) and (b) the sum of 0.5% per annum and the Federal Funds Rate. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the "Prime Rate" or the Federal Funds Rate.

     "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

     "Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.


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     "Borrowing" means a borrowing hereunder consisting of Loans made to or for the benefit of the Borrower on the same day by the Lenders pursuant to Article
I.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois or New York, New York are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Rate Loan, a day on which dealings are carried on in the London interbank market.

     "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

     "Capital Lease" means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

     "Capital Lease Obligations" means all monetary obligations of any Credit Party or any Subsidiary of any Credit Party under any Capital Leases.

     "Cash Equivalents" means: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than six (6) months from the date of acquisition; (b) certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six (6) months, issued by any Lender, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-l by Standard & Poor's Corporation or P-l by Moody's Investors Service Inc. and in either case having a tenor of not more than three (3) months and (d) money market funds provided that substantially all of the assets of such fund are comprised of securities of the type described in clauses (a) through (c).

     "Change of Control Event" is defined in the definition of "Permitted Sale."

     "Chief Hong Kong" means CSAV Asia Pacific Ltd., a corporation organized under the laws of Hong Kong, China.

     "Closing Date" means the date on which all conditions precedent set forth in Section 2.1 are satisfied or waived by the Agent and all Lenders.

     "Closing Date Dividend" means the dividend by Borrower to Holdings on the Closing Date in an aggregate amount equal to $130,306,164.00, which shall be used immediately by Holdings in like amount to pay a dividend to its shareholders.

     "Closing Date Management Bonuses" means a payment on the Closing Date to senior management of Borrower in an aggregate amount equal to $2,848,836.00.

     "Closing Date Intercreditor Agreement" means that certain Intercreditor Agreement dated as of even date herewith by and among the Agent, the Credit Parties,


                                       85

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Second Lien Collateral Agent and Second Lien Agent, as the same may be amended, restated and/or modified from time to time in accordance with the terms thereof.

     "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

     "Co-Agent" means Wells Fargo, in its capacity as co-administrative agent.

     "Collateral" means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Credit Party, any of their respective Subsidiaries and any other Person who has granted a Lien to the Agent, in or upon which a Lien now or hereafter exists in favor of any Lender or the Agent for the benefit of the Agent and Lenders, whether under this Agreement or under any other documents executed by any such Persons and delivered to the Agent.

     "Collateral Documents" means, collectively, the Guaranty and Security Agreement, the Mortgages, each Control Agreement and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Credit Party, any of their respective Subsidiaries or any other Person pledging or granting a lien on Collateral or guaranteeing the payment and performance of the Obligations, and any Lender or the Agent for the benefit of the Agent and the Lenders now or hereafter delivered to the Lenders or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any Lender or the Agent for the benefit of the Agent and the Lenders, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time .

     "Commitment" means, for each Lender, the sum of its Revolving Loan Commitment and Term Loan Commitment.

     "Commitment Percentage" means, as to any Lender, the percentage equivalent of such Lender's Revolving Loan Commitment or Term Loan Commitment divided by the Aggregate Revolving Loan Commitment or Aggregate Term Loan Commitment, as applicable.

     "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any Rate Contracts; (iv) to


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make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (v) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

     "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instalment, document or agreement to which such Person is a party or by which it or any of its Property is bound.

     "Control Agreement" means a tri-party deposit account, securities account or commodities account control agreements by and among the applicable Credit Party, Agent and the depository, securities intermediary or commodities intermediary, and each in form and substance reasonably satisfactory in all respects to Agent and in any event providing to Agent "control" of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC.

     "Controlled Investment Affiliate" means, with respect to the Sponsor, any other Person that (i) is organized by the Sponsor or an Affiliate of the Sponsor for the purpose of making equity or debt investments in one or more companies and (ii) is controlled by, or is under common control with, the Sponsor. For purposes of this definition "control" means the power to direct or cause the direction of management and policies of a Person, whether by contract or otherwise.

     "Conversion Date" means any date on which the Borrower converts a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan.

     "Copyrights" means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

     "Credit Level" shall mean either Credit Level I or Credit Level II.

     "Credit Parties" means Holdings, the Borrower and each other Person (i) which executes this Agreement as a "Credit Party," (ii) which executes a guaranty of the Obligations, (iii) which grants a Lien on all or substantially all of its assets to secure payment of the Obligations and (iv) all of the Stock of which is pledged to Agent for the benefit of itself and Lenders.

     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.


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     "Disposition" means (a) the sale, lease, conveyance or other disposition of
Property, other than sales or other dispositions expressly permitted under subsection 5.2(a), 5.2(c) and 5.2(d), and (b) the sale or transfer by the Borrower or any Subsidiary of the Borrower of any Stock or Stock Equivalent issued by any Subsidiary of the Borrower and held by such transferor Person.

     "Dollars", "dollars" and "$" each mean lawful money of the United States of America.

     "Domestic Subsidiary" means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is incorporated or otherwise organized under the laws of a state of the United States of America.

     "Electronic Transmission" means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

     "Environmental Laws" means all present and future Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

     "Environmental Liabilities" means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party or any Subsidiary of any Credit Party, whether on, prior or after the date hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means, collectively, any Credit Party and any Person under common control or treated as a single employer with, any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

     "ERISA Event" means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer


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Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC;
(g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a lien under Section 412 of the Code or Section 302 or 4068 of ERISA on any properly (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under
Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder; and (j) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

     "Event of Loss" means, with respect to any Property, any of the following:
(a) any loss, destruction or damage of such Property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

     "Excluded Equity Issuance" means Net Issuance Proceeds resulting from the issuance of (a) Stock or Stock Equivalents by Holdings to management or employees of a Credit Party under any employee stock option or stock purchase plan or other employee benefits plan in existence from time to time, (b) Stock or Stock Equivalents by a Wholly-Owned Subsidiary of the Borrower to the Borrower or another Wholly-Owned subsidiary of the Borrower constituting an Investment permitted hereunder, (c) Stock or Stock Equivalents by a Wholly-Owned Subsidiary of Holdings to Holdings or another Wholly-Owned subsidiary of Holdings constituting an Investment permitted hereunder, (d) so long as no Event of Default has occurred and is continuing or would result therefrom, Stock or Stock Equivalents by Holdings to Sponsor or any other equityholder of Holdings or, if the Permitted Sale has been consummated, by Holdings to New Sponsor or other equityholders of Holdings from and after the Permitted Sale Date, (e) so long as no Event of Default has occurred and is continuing or would result therefrom and provided the funding of the Incremental Loans shall not have theretofore occurred (it being agreed that such funding may occur concurrently with the issuance of Stock or Stock Equivalents of Holdings contemplated in this clause (e)), Stock or Stock Equivalents by Holdings to a third party institutional investor holding, directly or indirectly, less than fifty percent (50%) of each of the issued and outstanding voting Stock of Holdings and the issued and outstanding Stock or Stock Equivalents of Holdings, in each instance, both before and after giving effect to such issuance; provided that, the proceeds thereof are used solely for the purposes of (x) contemporaneously making a dividend to the shareholders of Holdings in an amount not to exceed the amount invested by such third party investor; provided, further, such issuance and dividend are made on or prior to March 31, 2007 and/or (y) contributed to Borrower for investment in productive assets of a kind then used


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or usable in the business of the Borrower or any Subsidiary or for working capital and; provided further that, after giving effect to such issuance, Sponsor has the right to appoint and cause to be elected a majority of the members of the board of directors, or similar governing body, of Holdings, whether through ownership of voting Stock or otherwise (a "Minority Issuance"),
(f) Stock or Stock Equivalents by Holdings in connection with a Permitted Sale and (g) Stock or Stock Equivalents by a Foreign Subsidiary of such Foreign Subsidiary to qualify directors where required pursuant to a Requirement of Law or to satisfy other requirements of applicable law, in each instance, with respect to the ownership of Stock of Foreign Subsidiaries.

     "E-Fax" means any system used to receive or transmit faxes electronically.

     "E-Signature" means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

     "E-System" means any electronic system, including Intralinks(R) and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent in a commercially reasonable manner.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

     "First Tier Foreign Subsidiary" means a Foreign Subsidiary more than fifty percent (50%) of the voting Stock (directly or through ownership of Stock Equivalents) of which are held directly by the Borrower or indirectly by Borrower through one or more Domestic Subsidiaries.

     "Foreign Subsidiary" means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is not a Domestic Subsidiary.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of


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comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guaranty and Security Agreement" means that certain Guaranty and Security Agreement, dated as of even date herewith, in form and substance reasonably acceptable to the Agent and Borrower, made by the Credit Parties in favor of the Agent, for the benefit of the Agent and Lenders, as the same may be amended, restated and/or modified from time to time.

     "Hazardous Materials" means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

     "Incremental Loan Closing Date" means the date on which the Incremental Loans have been made in accordance with the terms and conditions set forth in
Section 1.12.

     "Indebtedness" of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses;
(e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after June 30, 2013, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or


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otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations described in clause (i) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

     "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "Intellectual Property" means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet domain names, Trade Secrets and IP Licenses.

     "Interest Payment Date" means, (a) with respect to any LIBOR Rate Loan (other than a LIBOR Rate Loan having an Interest Period of six (6) months) the last day of each Interest Period applicable to such Loan, (b) with respect to any LIBOR Rate Loan having an Interest Period of six (6) months, the last day of each three (3) month interval and, without duplication, the last day of such Interest Period, and (c) with respect to Base Rate Loans (including Swing Loans) the first day of each calendar quarter.

     "Interest Period" means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the Conversion Date on which a Base Rate Loan is converted to the LIBOR Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

     (a) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

     (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

     (c) no Interest Period for the Term Loan shall extend beyond the last scheduled payment date therefor and no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date; and


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     (d) no Interest Period applicable to the Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loan unless the aggregate principal amount of the Term Loan represented by Base Rate Loans or by LIBOR Rate Loans having Interest Periods that will expire on or before such date is equal to or in excess of the amount of such principal payment.

     "Inventory" means all of the "inventory" (as such term is defined in the UCC) of the Borrower and its Subsidiaries, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of the Borrower's or such Subsidiary's custody or possession, including inventory on the premises of others and items in transit.

     "IP Ancillary Rights" means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

     "IP License" means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

     "Issue" means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms "Issued" and "Issuance" have correlative meanings.

     "L/C Issuer" means GE Capital or a Subsidiary thereof, Wells Fargo Bank, National Association or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion, in such Person's capacity as an issuer of Letters of Credit hereunder.

     "L/C Reimbursement Obligation" means, for any Letter of Credit, the obligation of the Borrower to the L/C Issuer thereof, as and when matured, to pay all amounts drawn under such Letter of Credit.

     "Lending Office" means, with respect to any Lender, the office or offices of such Lender specified as its "Lending Office" beneath its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Borrower and the Agent.


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     "Letter of Credit" means documentary or standby letters of credit issued for the account of the Borrower by L/C Issuers, and bankers' acceptances issued by the Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations. The term does not include a Swap Related L/C.

     "Letter of Credit Obligations" means all outstanding obligations incurred by Agent and Lenders at the request of the Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in Section 1.1(c) with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders thereupon or pursuant thereto.

     "Liabilities" means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs (including Attorney Costs), fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

     "LIBOR" means, for each Interest Period, the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to the Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.

     "LIBOR Rate Loan" means a Loan that bears interest based on LIBOR.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a Capital Lease.

     "Liquidity Event" shall mean the acquisition by Liquidity Investor on the Incremental Loan Closing Date of Stock and Stock Equivalents of Holdings constituting


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at least twenty percent (20%) of the issued and outstanding Stock and Stock
Equivalents of Holdings after giving effect thereto (which Liquidity Event may constitute a Permitted Sale if the conditions set forth in the definition thereof have been satisfied).

     "Liquidity Investor" means a third party institutional investor, if any, acquiring Stock and Stock Equivalents of Holdings constituting at least twenty percent (20%) of the issued and outstanding Stock and Stock Equivalents of Holdings on the Incremental Loan Closing Date in a Liquidity Event, which Liquidity Investor may be a New Sponsor if such Liquidity Event qualifies as a Permitted Sale.

     "Loan" means an extension of credit by a Lender to the Borrower pursuant to
Article I hereof, and may be a Base Rate Loan or a LIBOR Rate Loan.

     "Loan Documents" means this Agreement, the Notes, the Fee Letter, the Collateral Documents, the Closing Date Intercreditor Agreement and all documents delivered to the Agent and/or any Lender in connection with any of the foregoing.

     "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

     "Material Adverse Effect" means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties, condition (financial or otherwise) of the Credit Parties and the Subsidiaries taken as a whole; (b) a material impairment of the ability of any Credit Party to perform in any material respect its obligations under any Loan Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any material provision of any Loan Document, or (ii) the perfection or priority of any Lien on any material portion of the Collateral granted to the Lenders or to the Agent for the benefit of the Lenders under any of the Collateral Documents.

     "Material Environmental Liabilities" means Environmental Liabilities exceeding $2,000,000 in the aggregate.

     "Material Foreign Subsidiary" means a First Tier Foreign Subsidiary (i) with revenues in excess of the United States Dollar equivalent of $2,000,000 in the aggregate in any twelve (12) month period or (ii) assets with a fair market value in excess of the United States Dollar equivalent of $600,000 at any time.

     "Minority Issuance" is defined in clause (e) of the definition of "Excluded Equity Issuances."

     "Mortgage" means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on real Property or any interest in real Property.

     "Multiemployer Plan" means any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.


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     "Net Issuance Proceeds" means, in respect of any issuance of debt or equity, cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such issuance), net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Borrower.

     "Net Proceeds" means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition and insurance proceeds received on account of an Event of Loss, net of: (a) in the event of a Disposition (i) the direct costs relating to such Disposition excluding amounts payable to the Borrower or any Affiliate of the Borrower, (ii) sale, use or other transaction taxes paid or payable as a result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition and (b) in the event of an Event of Loss, (i) all money actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

     "New Sponsor" is defined in the definition of "Permitted Sale"

     "New Sponsor Management Agreement" means the management agreement dated on or around the Permitted Sale Date between Borrower and New Sponsor (or an Affiliate thereof).

     "Non-U.S. Lender Party" means each of the Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is not a United States person under and as defined in Section 7701(a)(30) of the Code.

     "Note" means any Revolving Note or Term Note and "Notes" means all such Notes.

     "Notice of Borrowing" means a notice given by the Borrower to the Agent pursuant to Section 1.5, in substantially the form of Exhibit 11.1(c) hereto.

     "Obligations" means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to any Lender, the Agent, any L/C Issuer or any other Person required to be indemnified, that arises under any Loan Document or any Secured Rate Contract, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. Obligations shall include Swap Related Reimbursement Obligations and all interest thereon as provided herein.

     "Ordinary Course of Business" means, in respect of any transaction involving any Credit Party or any Subsidiary of any Credit Party, the ordinary course of such Person's


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business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

     "Organization Documents" means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instalment relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

     "Patents" means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

     "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.

     "PBGC" means the United States Pension Benefit Guaranty Corporation any successor thereto.

     "Permits" means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Permitted Acquisition" means any Acquisition by (i) the Borrower or any Wholly-Owned Subsidiary of the Borrower which is a Domestic Subsidiary of substantially all of the assets of a Target, which assets are located in the United States or (ii) the Borrower or any Wholly-Owned Subsidiary of the Borrower which is a Domestic Subsidiary of 100% of the Stock and Stock Equivalents of a Target incorporated under the laws of any State in the United States or the District of Columbia to the extent that each of the following conditions shall have been satisfied:

     (a) the Borrower shall have furnished to the Agent and Lenders such information and documentation as Agent shall request, including, without imitation, a certificate of a Responsible Officer of the Borrower demonstrating on a pro forma basis compliance with the covenants set forth in Article VI hereof after giving effect to the consummation of such Acquisition;

     (b) the Borrower and its Subsidiaries (including any new Subsidiary) shall execute and deliver the agreements, instruments and other documents required by
Section 4.13;


                                       97

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     (c) such Acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the Target;

     (d) no Default or Event of Default shall then exist or would exist after giving effect thereto;

     (e) after giving effect to such Acquisition, Availability shall be not less than $5,000,000;

     (f) the total consideration paid or payable (including without limitation, any deferred payment) for all Acquisitions consummated (i) during any year shall not exceed $10,000,000 in the aggregate for all such Acquisitions and (ii) during the term of this agreement shall not exceed $50,000,000 in the aggregate for all such Acquisitions; and

     (i) the Target has EBITDA, subject to proforma adjustments (including anticipated cost savings) acceptable to the Agent, for the most recent four quarters prior to the acquisition date for which financial statements are available, greater than zero.

     "Permitted Sale" means the acquisition (whether by purchase, recapitalization or merger in which Holdings is the surviving entity) by a Person of more than fifty percent (50%) of the issued and outstanding voting Stock of Holdings, or as a result of which such Person shall have the right to appoint a majority of the board of directors or other similar governing body of Holdings (a "Change of Control Event") that meets the following criteria: (i) the Change of Control Event occurs on or before March 31, 2007, (ii) the funding of the Incremental Loans pursuant to Section 1.12 and hereof and a Minority Issuance shall not have occurred prior thereto (it being agreed that the funding of the Incremental Loans and Minority Issuance may occur concurrently therewith), (iii) no Default or Event of Default exists on the date of such Change of Control Event, (iv) Borrower shall be in pro forma compliance with all financial covenants set forth in Article VI hereof after giving effect to such Change of Control Event, (v) the buyer must be an unaffiliated third-party private equity sponsor (the "New Sponsor"), (vi) subject to the last sentence of this definition, New Sponsor must be consented to by (x) Lenders and Second Lien Lenders then holding more than sixty six and two thirds percent (66-2/3%) of the sum of the Aggregate Revolving Loan Commitment then in effect plus the aggregate unpaid principal balance of the Term Loan then outstanding plus the aggregate unpaid principal balance of the Second Lien Term Loan then outstanding, or (y) if the Aggregate Revolving Loan Commitments have terminated, Lenders and Second Lien Lenders then having more than sixty six and two thirds percent (66-2/3%) of the sum of the aggregate unpaid principal amount of Loans (other than Swing Loans) then outstanding, outstanding Letter of Credit Obligations, amounts of participations in Swing Loans, the principal amount of unparticipated portions of Swing Loans and aggregate unpaid principal amount of the Second Lien Term Loan (such consent not to be unreasonably withheld, provided that any objection may only be made on a reasonable basis based upon adverse experiences with or negative market reputation of such New Sponsor), (vii) prior to such Change of Control Event, Agent and Co-Agent shall have received satisfactory know your customer information and background checks with


                                       98

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respect to such New Sponsor, (viii) the Change of Control Event shall not involve the merger of Borrower with or into any other company with material operations, or the integration of Borrower's operations with or into any other company with material operations, (ix) any changes to the senior management of Borrower shall be reasonably satisfactory to Agent and (x) the terms of the New Sponsor Management Agreement, if any, shall be reasonably satisfactory to Agent. Not less than thirty (30) days prior to entering into any Permitted Sale, Borrower will provide Agent with a list of all potential buyers. Lenders shall have ten (10) Business Days after the date on which Agent receives such list to object to a potential buyer (it being agreed that if any Lender fails to object to such buyer during such ten (10) Business Day period, such Lender shall be deemed to have consented to such buyer) for purposes of clause (vi) above.

     "Permitted Sale Date" means the date on which the Permitted Sale is consummated.

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

     "Pledged Collateral" has the meaning specified in the Guaranty and Security Agreement and shall include any other Collateral required to be delivered to Agent pursuant to the terms of any Collateral Document.

     "Prior Indebtedness" means the Indebtedness and obligations specified on
Schedule 11.1 hereto.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     "Rate Contracts" means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

     "Related Agreements" means the Second Lien Loan Documents.

     "Related Persons" means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

     "Related Transactions" means the transactions contemplated by the Related Agreements and includes, without limitation, the funding of the Second Lien Term Loan.

     "Releases" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge,


                                       99

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dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

     "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

     "Required Lenders" means at any time (a) Lenders then holding more than fifty percent (50%) of the sum of the Aggregate Revolving Loan Commitment then in effect plus the aggregate unpaid principal balance of the Term Loan then outstanding, or (b) if the Aggregate Revolving Loan Commitments have terminated, Lenders then having more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of Loans (other than Swing Loans) then outstanding, outstanding Letter of Credit Obligations, amounts of participations in Swing Loans and the principal amount of unparticipated portions of Swing Loans.

     "Required Revolving Lenders" means Lenders having (a) more than fifty percent (50%) of the Aggregate Revolving Loan Commitments of all Lenders, or (b) if the Aggregate Revolving Loan Commitments have terminated, more than fifty percent (50%) of the sum of the aggregate outstanding amount of Revolving Loans, outstanding Letter of Credit Obligations, amounts of participations in Swing Loans and the principal amount of unparticipated portions of Swing Loans.

     "Requirement of Law" means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

     "Responsible Officer" means the chief executive officer or the president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

     "Revolving Lender" means each Lender with a Revolving Loan Commitment (or if the Revolving Loan Commitments have terminated, who hold Revolving Loans or participations in Swing Loans.)

     "Revolving Note" means a promissory note of the Borrower payable to the order of a Lender in substantially the form of Exhibit 11.1(d) hereto, evidencing Indebtedness of the Borrower under the Revolving Loan Commitment of such Lender.


                                       100

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     "Revolving Termination Date" means the earlier to occur of: (a) June 30,
2012; and (b) the date on which the Aggregate Revolving Loan Commitment shall terminate in accordance with the provisions of this Agreement.

     "Second Lien Agent" means GE Capital, in its capacity as "Agent" under the Second Lien Credit Agreement.

     "Second Lien Collateral Agent" means Allied Capital Corporation, in its capacity as "Second Lien Agent" under the Second Lien Credit Agreement.

     "Second Lien Credit Agreement" means that certain Second Lien Credit Agreement of even date herewith by and among the Second Lien Agent, the Second Lien Collateral Agent, the Second Lien Lenders and the Credit Parties, as the same may be amended, restated supplemented or otherwise modified from time to time in accordance with the terms of the Closing Date Intercreditor Agreement.

     "Second Lien Indebtedness" means the Second Lien Term Loan and, provided the conditions set forth in subsection 5.5(f) hereof have bee satisfied, the Incremental Second Lien Term Loan, in each case, together with capitalized interest, if any, and fees, costs and other amounts, in each case, incurred pursuant to the terms of the Second Lien Debt Documents.

     "Second Lien Indebtedness Liens" means Liens in favor of the Second Lien Collateral Agent second in priority to the Liens granted to the Agent under the Loan Documents (but in any event subject to Permitted Liens), for the benefit of the Second Lien Collateral Agent and the Second Lien Lenders on the assets and Stock of the Credit Parties (other than the Stock of Holdings) and their Subsidiaries with respect to which Agent shall have a prior perfected Lien.

     "Second Lien Lenders" means each "Lender" under and as defined in the Second Lien Credit Agreement and any other lender thereunder, together with their respective successors and assigns.

     "Second Lien Loan Documents" means the Second Lien Credit Agreement, including the exhibits and schedules thereto, and all agreements, documents and instruments executed in connection therewith, in each case, as amended, restated, supplemented or otherwise modified in accordance with the terms of the Closing Date Intercreditor Agreement.

     "Second Lien Term Loan" means the term loan in the aggregate principal amount of $70,000,000.00 made to the Borrower on the date hereof by the Second Lien Lenders pursuant to the Second Lien Credit Agreement.

     "Secured Rate Contract" means any Rate Contract between the Borrower and a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery thereof).


                                       101

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     "Securitization" means a public or private offering by a Lender or any of its direct or indirect Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part by, the Loans and Loan Documents.

     "Specified Event of Default" means an Event of Default under subsections
7.1 (a) 7.1(c), 7.1(e), 7.1(f), 7.1(g), 7.1(j) or 7.1(k), or the failure of any
Credit Party to comply with the provisions of Section 4.4 or Section 4.5 hereof.

     "Solvent" means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Sponsor" means Friedman, Fleischer & Lowe Capital Partners, L.P., a Delaware limited partnership and its Controlled Investment Affiliates.

     "SPV" means any special purpose funding vehicle identified as such in a writing by any Lender to the Agent.

     "Stock" means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

     "Stock Equivalents" means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

     "Subordinated Indebtedness" means the Indebtedness of any Credit Party or any Subsidiary of any Credit Party which is subordinated in right of payment to the Obligations including, without limitation, Indebtedness incurred in connection with Acquisitions permitted hereunder.

     "Subsidiary" of a Person means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting Stock (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.


                                       102

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     "Swap Related L/C" means a letter of credit or other credit enhancement provided by GE Capital to the extent supporting the payment obligations by Borrower under an interest rate protection or hedging agreement or transaction (including, but not limited to, interest rate swaps, caps, collars, floors and similar transactions) designed to protect or manage exposure to the fluctuations in the interest rates applicable to any of the Loans, and which agreement or transaction Borrower entered into as the result of a specific referral pursuant to which GE Capital, GE Corporate Financial Services, Inc. or any other Affiliate of GE Capital had arranged for Borrower to enter into such agreement or transaction. The term includes a Swap Related L/C as it may be increased from time to time fully to support Borrower's payment obligations under any and all such interest rate protection or hedging agreements or transactions.

     "Swingline Commitment" means $8,000,000.00.

     "Swingline Lender" means, Wells Fargo, in its capacity as Swingline Lender hereunder, or, upon the resignation of Wells Fargo as Swingline Lender hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of the Agent and the Borrower, to act as the Swingline Lender hereunder.

     "Swingline Request" has the meaning specified in subsection 1.1(e)(ii).

     "Swing Loan" has the meaning specified in subsection 1.1(e)(i).

     "Target" means any other Person or business unit or asset group of any other Person acquired or proposed to be acquired in an Acquisition.

     "Tax Affiliate" means, (a) Borrower and its Subsidiaries and (b) any Affiliate of Borrower with which Borrower files or is eligible to file consolidated, combined or unitary tax returns.

     "Term Note " means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit 11.1(e) hereto, evidencing the Indebtedness of the Borrower to such Lender resulting from the Term Loan made to the Borrower by such Lender.

     "Title IV Plan" means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

     "Trade Secrets" means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

     "Trademark" means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.


                                       103

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     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

     "United States" and "U.S." each means the United States of America.

     "Unused Commitment Fee Margin" means the margin in effect from time to time determined as set forth below based upon the Leverage Ratio (as calculated by reference to the most recent financial statements delivered to Agent in accordance with subsection 4.1(b) hereof) pursuant to the appropriate column under the table below:

Leverage Ratio              Unused Commitment Fee Margin
--------------              ----------------------------
5.50 to 1.0 or greater                  .50%

3.50 to 1.0 or greater
but less than 5.50 to 1.0              .375%

Less than 3.50 to 1.0                   .25%

     "U.S. Lender Party" means each of the Agent, each Lender, each L/C Issuer, each SPY and each participant, in each case that is a United States person under and as defined in Section 7701(a)(30) of the Code.

     "Wholly-Owned Subsidiary" means any Subsidiary in which (other than directors' qualifying shares required by law) one hundred percent (100%) of the Stock and Stock Equivalents, at the time as of which any determination is being made, is owned, beneficially and of record, by any Credit Party, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     "Withdrawal Liabilities" means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

     11.2. Other Interpretive Provisions.

     (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.


                                       104

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     (b) The Agreement. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

     (c) Certain Common Terms. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation."

     (d) Performance; Time. Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

     (e) Contracts. Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

     (f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

     11.3. Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by Holdings or Borrower shall be given effect for purposes of measuring compliance with any provision of Article V or VI unless the Borrower, the Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.


                                       105

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     11.4. Payments. The Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party or any L/C Issuer. Any such determination or redetermination by the Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by Agent, any Lender or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Lender (other than the Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. The Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

      [Remainder of Page Intentionally Left Blank; Signature Pages Follow]


                                       106

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     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                        BORROWER:

                                        CSAV, INC., a Massachusetts corporation


                                        By: /s/ DAVID CARLSON
                                            ------------------------------------
                                        Name: DAVID CARLSON
                                        Title: CFO
                                        FEIN:

                                        Address for notices:

                                        8401 Eagle Creek Parkway, Suite 700
                                        Savage, MN 55378-1266
                                        Attn: DAVE CARLSON
                                        Facsimile: (952) 277 4032

                                        Address for Wire Transfers:

                                        WELLS FARGO BANK
                                        ABA#
                                        Account#

Credit Agreement-First Lien

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                        CREDIT PARTIES:

                                        CSAV HOLDING CORP., a Delaware
                                        corporation


                                        By: /s/ AARON S. MONEY
                                            -----------------------------------
                                        Name: AARON S. MONEY
                                        Title: TREASURER & SECRETARY
                                        FEIN:
                                              ---------------------------------

                                        Address for notices:

                                        c/o Friedman Fleischer & Lowe LLC
                                        One Maritime Plaza, Suite 100
                                        San Francisco, CA 94111
                                        Attn:
                                              ---------------------------------
                                        Facsimile:
                                                   ----------------------------


                                        DECADE INDUSTRIES, INC., a
                                        Minnesota corporation


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------
                                        FEIN:
                                              ---------------------------------

                                        Address for notices:

                                        2221 Highway 36 West
                                        St. Paul, MN 55113
                                        Attn:
                                              ---------------------------------
                                        Facsimile:
                                                   ----------------------------

Credit Agreement-First Lien

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                        CREDIT PARTIES:

                                        CSAV HOLDING CORP., a Delaware
                                        corporation


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------
                                        FEIN:
                                              ---------------------------------

                                        Address for notices:

                                        c/o Friedman Fleischer & Lowe LLC
                                        One Maritime Plaza, Suite 100
                                        San Francisco, CA 94111
                                        Attn:
                                              ---------------------------------
                                        Facsimile:
                                                   ----------------------------


                                         DECADE INDUSTRIES, INC., a
                                         Minnesota corporation


                                         By: /s/ DAVID CARLSON
                                             -----------------------------------
                                         Name: DAVID CARLSON
                                         Title: CFO
                                         FEIN:

                                         Address for notices:

                                         2221 Highway 36 West
                                         St. Paul, MN 55113
                                         Attn: DAVE CARLSON
                                         Facsimile: (952) 277 4032

Credit Agreement-First Lien

          IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                         GENERAL ELECTRIC CAPITAL CORPORATION,
                                         as the Agent, Documentation Agent an
                                         L/C Issuer and as a Lender


                                         By: /s/ Peter Reidenbach
                                             -----------------------------------
                                         Name:  Peter Reidenbach
                                         Title: Its Duly Authorized Signatory

                                         Address for Notices:

                                         General Electric Capital Corporation
                                         500 West Monroe Street
                                         Chicago, Illinois 60661
                                         Attn: Chief-Account Officer
                                         Facsimile: (312) 441-7211

                                         With a copy to:

                                         General Electric Capital Corporation
                                         201 Merritt 7
                                         P.O. Box 5201
                                         Norwalk, Connecticut 06851
                                         Attn: General Counsel-Global Sponsor
                                               Finance
                                         Facsimile: (203) 956-4216

                                         and

                                         General Electric Capital Corporation
                                         500 West Monroe Street
                                         Chicago, Illinois 60661
                                         Attn: Corporate Counsel-Global Sponsor
                                               Finance
                                         Facsimile: (312) 441-6876

                                         Address for payments:

                                         ABA No.
                                         Account Number
                                         Deutsche Bank Trust Company Americas
                                         New York, New York
                                         Account Name:
                                         Reference:

Credit Agreement-First Lien

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by their authorized officers as of the day year first above written.

                                      WELLS FARGO BANK, NATIONAL
                                      ASSOCIATION, as Co-Agent, Syndication
                                      Agent, an L/C Issuer, Swingline Lender and as a Lender


                                      By: /s/ John Hulcan
                                          --------------------------------------
                                      Name: John Hulcan
                                      Title: Senior Vice President

                                      Address for Notices:

                                      Wells Fargo Bank
                                      600 California Street
                                      19th Floor
                                      San Francisco, CA 94108

Credit Agreement-First Lien

                                 Schedule 1.1(a)

                              Term Loan Commitments

General Electric Capital Corporation     $126,000,000.00
Wells Fargo Bank, National Association   $ 19,000,000.00

                                Schedule 1.1(b)

                           Revolving Loan Commitments

General Electric Capital Corporation     $10,000,000.00
Wells Fargo Bank, National Association   $10,000,000.00